UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Enliven Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ENLIVEN THERAPEUTICS, INC.

Dear Stockholder:

I am pleased to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Enliven Therapeutics, Inc. (“Enliven” or the “Company”) on Friday, June 23, 2023 at 9:30 a.m. Mountain Time. Due to continued public health concerns associated with the COVID-19 pandemic, the Annual Meeting will be held in a virtual format. We believe this format supports the health and well-being of our stockholders and affords the same rights and opportunities to participate in the Annual Meeting to all stockholders irrespective of location. You will be able to attend the Annual Meeting virtually by visiting www.proxydocs.com/ELVN, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number located on your notice regarding the availability of proxy materials (the “Notice”) or proxy card.

The attached Notice of Annual Meeting of Stockholders and proxy statement contain details of the business to be conducted at the Annual Meeting. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting virtually, you will be able to change your vote or revoke your proxy, even if you have previously submitted your proxy.

On behalf of Enliven, I would like to thank you for your continued support.

Sincerely,

/s/ Samuel Kintz
Samuel Kintz

President and Chief Executive Officer

ENLIVEN THERAPEUTICS, INC.

6200 Lookout Road

Boulder, CO 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	June 23, 2023 at 9:30 a.m. Mountain Time

Place	The Annual Meeting will be held virtually. To attend the Annual Meeting, you must register at www.proxydocs.com/ELVN using the control number located on your proxy card, Notice, or voting instruction form. You must register by June 21, 2023 at 5:00 p.m. Eastern Time to participate in the Annual Meeting. Upon completing your registration, you will receive further instructions by email, including a unique link that will allow you to access the Annual Meeting and to vote and submit questions to be answered at the Annual Meeting.

Items of Business	The items of business at the Annual Meeting are:

•  To elect the two Class III directors named in the accompanying proxy statement to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal.

•  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2023.

•  To transact other business that may properly come before the Annual Meeting.

Record Date	April 25, 2023 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy Voting	Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares via the Internet, by telephone or by signing, dating, and returning the enclosed proxy card will save the expenses and extra work of additional solicitation. If you receive materials by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares electronically at the Annual Meeting, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 23, 2023. Our proxy statement and Annual Report to Stockholders are being made available on or about April 28, 2023 at www.proxydocs.com/ELVN. We are providing access to our proxy materials over the Internet under the “notice and access” rules adopted by the Securities and Exchange Commission.

By order of the Board of Directors,

/s/ Samuel Kintz
Samuel Kintz
President and Chief Executive Officer

April 28, 2023

The date of this proxy statement is April 28, 2023, and it is made available to stockholders on or about April 28, 2023.

ENLIVEN THERAPEUTICS, INC.

PROXY STATEMENT

FOR 2023 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:30 a.m. Mountain Time on June 23, 2023

This proxy statement and the enclosed form of proxy are being furnished in connection with the solicitation of proxies by our board of directors for use at our 2023 Annual Meeting of Stockholders (and any postponements, adjournments or delays thereof). The Annual Meeting will be held virtually. To attend the Annual Meeting, you must register at www.proxydocs.com/ELVN using the control number located on your proxy card, Notice, or voting instruction form. You must register by June 21, 2023 at 5:00 p.m. Eastern Time to participate in the Annual Meeting. Upon completing your registration, you will receive further instructions by email, including a unique link that will allow you to access the Annual Meeting and to vote and submit questions to be answered at the Annual Meeting. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, as part of the registration process, you will also need to provide the registered name on your account and the name of your broker, bank, or other nominee.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

What is Enliven Therapeutics, Inc.?

On February 23, 2023, the Company (formerly Imara Inc.) completed its business combination with Enliven Inc. (formerly Enliven Therapeutics, Inc.) (“Former Enliven”) in accordance with the terms of the Agreement and Plan of Merger, dated as of October 13, 2022 (the “Merger Agreement”), by and among the Company, Former Enliven and a wholly owned subsidiary of the Company, Iguana Merger Sub, Inc. (“Merger Sub”), pursuant to which, among other matters, subject to the terms and conditions thereof, Merger Sub merged with and into Former Enliven, with Former Enliven surviving as a wholly owned subsidiary of the Company, and the surviving corporation of the merger (the “Merger”). Commensurate with the closing of the Merger, the Company changed its name to Enliven Therapeutics, Inc. Following the completion of the Merger, the business conducted by Former Enliven became the business conducted by the Company, which is a clinical-stage biopharmaceutical company focused on the discovery and development of small molecule inhibitors to help patients with cancer.

On February 23, 2023, the Company effected a 1-for-4 reverse stock split of its common stock (the “Reverse Stock Split”). Unless noted otherwise, all references to share and per share amounts in this proxy statement have been adjusted to reflect the Reverse Stock Split. Under the terms of the Merger Agreement, immediately prior to the effective time of the Merger, each share of Former Enliven’s preferred stock was converted into a share of Former Enliven’s common stock. At the effective time of the Merger, the Company issued an aggregate of approximately 34,426,351 shares of its common stock to Former Enliven stockholders, based on an exchange ratio of approximately 0.2951 shares of Company common stock for each share of Former Enliven capital stock (which exchange ratio reflects the Reverse Stock Split), including those shares of Former Enliven common stock issued upon conversion of Former Enliven’s preferred stock and those shares of Former Enliven common stock issued in the Former Enliven pre-closing financing transaction which closed on February 23, 2023, prior to the closing of the Merger (the “Former Enliven Pre-Closing Financing”).

Why am I receiving these materials?

The board of directors is providing these proxy materials to you in connection with its solicitation of proxies for use at Enliven’s Annual Meeting, which will take place on June 23, 2023. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. This proxy statement and the accompanying proxy card are being made available on or about April 28, 2023 in connection with the solicitation of proxies on behalf of the board of directors.

What proposals will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

•

the election of the two Class III directors named in this proxy statement to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal; and

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

At the time this proxy statement was made available, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the Notice accompanying this proxy statement.

How does our board of directors recommend that I vote?

The board of directors recommends that you vote:

•

FOR the two Class III directors named in this proxy statement to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 25, 2023, the Record Date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 41,114,795 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors. The shares you are entitled to vote include shares that are (1) held of record directly in your name, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

What do I need to do to attend the Annual Meeting virtually?

The Annual Meeting will be held virtually. To attend the Annual Meeting, you must register at www.proxydocs.com/ELVN using the control number located on your proxy card, Notice, or voting instruction form. You must register by June 21, 2023 at 5:00 p.m. Eastern Time to participate in the Annual Meeting. Upon completing your registration, you will receive further instructions by email, including a unique link that will allow you to access the Annual Meeting and to vote and submit questions to be answered at the Annual Meeting. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, as part of the registration process, you will also need to provide the registered name on your account and the name of your broker, bank, or other nominee. The Annual Meeting webcast will begin promptly at 9:30 a.m. Mountain Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:15 a.m. Mountain Time, and you should allow ample time for the check-in procedures.

If you encounter any difficulties accessing the virtual Annual Meeting platform, including any difficulties voting, you may call the technical support number that will be included in your instructional email.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the proxy holders designated by our board of directors or to vote virtually at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held not in your name but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “What if I do not specify how my shares are to be voted?” for additional information.

Do I have to do anything in advance if I plan to virtually attend the Annual Meeting?

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to virtually attend and/or vote your shares electronically at the Annual Meeting, except register by 5:00 p.m. on June 21, 2023 at www.proxydocs.com/ELVN.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the Record Date, you may not vote your shares electronically at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. Please follow the instructions for obtaining a legal proxy provided to you by your broker, bank or other nominee.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

•

You may vote via the Internet. To vote via the Internet, go to www.proxypush.com/ELVN to complete an electronic proxy card, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 22, 2023. You will be asked to provide the control number from the Notice or proxy card you receive. If you vote via the Internet, you do not need to return a proxy card by mail.

•

You may vote by telephone. To vote by telephone, dial toll-free (866) 305-2950 and follow the recorded instructions, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 22, 2023. You will be asked to provide the control number from the Notice or proxy card you receive. If you vote by telephone, you do not need to return a proxy card by mail.

•

You may vote by mail. If you receive proxy materials by mail and would like to vote by mail, you need to date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope so that it is received no later than June 22, 2023. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of the board of directors. The board of directors recommends that you vote FOR the election of each of the two Class III directors nominated by our board of directors and named in this proxy statement and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

•

You may vote electronically while attending the Annual Meeting virtually. If you plan to attend the Annual Meeting by visiting www.proxydocs.com/ELVN, you may vote electronically during the Annual Meeting. Please have your Notice or proxy card in hand when you visit the website.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;

•	signing and returning a new proxy card with a later date;

•	delivering a written revocation to our Secretary at Enliven Therapeutics, Inc., 6200 Lookout Road, Boulder, Colorado 80301, by 11:59 p.m. Mountain Time on June 22, 2023; or

•	attending the Annual Meeting virtually and voting electronically during the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Why did I receive a Notice instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”) and to help reduce the environmental impact of the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice is first being mailed on or about April 28, 2023 to all stockholders entitled to vote at the Annual Meeting.

Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and the costs of our annual meetings of stockholders.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•

“FOR” the election of the two Class III directors named in this proxy statement to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal (“Proposal No. 1”);

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (“Proposal No. 2”); and

•	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements thereof.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 is a non-routine matter and Proposal No. 2 is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares on a proposal, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares on a proposal, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of the votes cast by the holders of all of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present (including virtually) at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. A majority of the shares of common stock outstanding and entitled to vote, in person (including virtually) or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 41,114,795 shares of common stock outstanding, which means that 20,557,398 shares of common stock must be represented in person (including virtually) or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting or the chairperson of the Annual Meeting may adjourn the meeting to a later date.

How many votes are needed for approval of each proposal?

•

Proposal No. 1: The election of two Class III directors requires a plurality of the voting power of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote on the election of directors to be approved. This means that the two nominees who receive the most FOR votes will be elected. You may vote FOR or WITHHOLD for each of the nominees. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

•

Proposal No. 2: The ratification of the appointment of Deloitte & Touche LLP requires an affirmative vote of a majority of the voting power of the votes cast by the holders of all the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (i.e., Proposal No. 2) to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. The Company will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

What does it mean if I received more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Enliven or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the SEC called “householding,” for stockholders who receive the Notice, and if applicable, our proxy materials by mail, under which we can deliver a single copy of the Notice, and if applicable, our proxy materials and annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice, and if applicable, proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice, proxy materials and annual report, as applicable, you may contact us as follows:

Enliven Therapeutics, Inc.

Attention: Secretary

6200 Lookout Road

Boulder, Colorado 80301

(720) 647-8519

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results may be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual

Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2024 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 30, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Enliven Therapeutics, Inc.

Attention: Secretary

6200 Lookout Road

Boulder, Colorado 80301

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws and be given in accordance with the procedures of our bylaws. To be timely for our 2024 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 24, 2024; and

•	not later than the close of business March 25, 2024.

In the event that the date of the 2024 annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the one-year anniversary of the date of the Annual Meeting, then notice by a stockholder of a stockholder proposal to be timely must be received by the Secretary of the Company not earlier than the 120th day prior to such annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which notice of the date of such annual meeting was mailed or “Public Disclosure” (as defined below) of the date of such annual meeting was made, whichever first occurs. That notice must state the information required by Section 1.12 of our bylaws, and otherwise must comply with applicable federal and state law. “Public Disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, such business shall not be considered at such annual meeting, unless otherwise required by law.

Recommendation and Nomination of Director Candidates

You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also provide notice that sets forth the information required by Rule 14a-19(b) of the Exchange Act.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of our bylaws containing the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently comprised of nine (9) members. Our board of directors has affirmatively determined that six (6) of our nine (9) directors, are independent within the meaning of the independent director requirements of The Nasdaq Stock Market LLC (“Nasdaq”). Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Upon the recommendation of our nominating and corporate governance committee, we are nominating Richard Heyman, Ph.D., and Sam Kintz, M.B.A. for election as Class III directors at the Annual Meeting. If elected, Dr. Heyman and Mr. Kintz will each hold office for a three-year term until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal.

Our board of directors, after consultation with Andrew Schwab, a director of the Company since 2023 and a director of Former Enliven since 2021, decided not to nominate Mr. Schwab for election at the Annual Meeting. As a result, Mr. Schwab’s directorship will end at the Annual Meeting, and we thank Mr. Schwab for his service on our board of directors. Our board of directors also decreased the size of the board of directors to eight (8) members effective at the end of Mr. Schwab’s term.

The following table sets forth the names, ages as of March 1, 2023 and certain other information for the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Director Nominees
Richard Heyman, Ph.D. (1)	III	65	Chairman of the board of directors	2023	2023	2026
Sam Kintz, M.B.A.	III	37	President, Chief Executive Officer, Director	2023	2023	2026
Continuing Directors
Mika Derynck, M.D. (2)(3)	I	60	Director	2023	2024	—
Rishi Gupta, J.D. (1)	I	45	Director	2023	2024	—
Joseph P. Lyssikatos, Ph.D.	I	58	Chief Scientific Officer, Director	2023	2024	—
Rahul D. Ballal, Ph.D.	II	45	Director	2018	2025	—
Jake Bauer (1)(4)	II	44	Director	2023	2025	—
Andrew Phillips, Ph.D. (2)(4)	II	52	Director	2023	2025	—
Non-Continuing Director
Andrew Schwab (4)	III	52	Director	2023	2023	—

(1)	Member of our compensation committee
(2)	Member of our nominating and corporate governance committee
(3)	Member of our audit committee, effective as of Mr. Schwab no longer serving on the audit committee
(4)	Member of our audit committee

Nominees for Director

Richard Heyman, Ph.D., has served as a member of Enliven’s board of directors since the closing of the Merger on February 23, 2023 and was appointed in connection with the closing of the Merger. Prior to the Merger, Dr. Heyman served as a member of the board of directors of Former Enliven since March 2021.

Dr. Heyman has served as a Venture Partner at Arch Venture Partners, a venture capital firm, since May 2019. From June 2015 to March 2023, he served as the Executive Chairman of Metacrine, Inc., a clinical-stage biotechnology company that was previously focused on liver and GI diseases that he co-founded and served as a director from September 2014 to March 2023. Dr. Heyman also worked at ORIC Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company focused on oncology, including as a director since March 2015, Acting President and Chief Executive Officer from November 2017 to May 2018, and as President and Chief Executive Officer from November 2015 to May 2016. Dr. Heyman has served on the board of directors of PMV Pharmaceuticals, Inc., a precision oncology company, since June 2020, and previously served on the board of directors of Gritstone bio, Inc., a clinical-stage biotechnology company focused on developing targeted immunotherapies for cancer and infectious disease, from November 2015 to August 2022, BCTG Acquisition Corp., a special purpose acquisition company, from September 2020 to August 2021, and Yumanity Therapeutics, Inc., a clinical-stage biopharmaceutical company focused on therapies for neurodegenerative diseases from May 2016 to June 2022. He is a member of the Board of Trustees at the Salk Institute and on the Board of Visitors at the University of California at San Diego Moores Cancer Center. Dr. Heyman holds a B.S. in Chemistry from the University of Connecticut and a Ph.D. in Pharmacology from the University of Minnesota. Dr. Heyman was originally recommended as a director of Former Enliven by the board of directors of Former Enliven.

Dr. Heyman is qualified to serve on the Company’s board of directors because of his investment experience and experience as an executive of companies in the life sciences industry.

Sam Kintz, M.B.A., is one of Former Enliven’s co-founders and has served as its President and Chief Executive Officer and a member of its board of directors since June 2019, and was appointed as the President, Chief Executive Officer, and a member of the board of directors of the Company in connection with the closing of the Merger on February 23, 2023. Prior to joining Former Enliven, Mr. Kintz served as Executive Director, Head of Research at AbbVie Stemcentrx LLC, a subsidiary of AbbVie Inc., a biopharmaceutical company, from October 2016 to June 2019. He served as Senior Director, Strategy and Business Development at Stemcentrx, Inc., a private biopharmaceutical company, from February 2016 to October 2016 until it was acquired by AbbVie. He has also worked as a medicinal chemist at Genentech, where he designed and synthesized small-molecule drugs for the treatment of cancer. Mr. Kintz holds a B.S. in Chemistry from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Mr. Kintz is qualified to serve on the Company’s board of directors because of the perspective and experience he provides as one of Former Enliven’s founders and as Former Enliven’s and Enliven’s President and Chief Executive Officer, his education, and his experience in leadership positions at companies in the life sciences industry.

Continuing Directors

Mika Derynck, M.D., has served as a member of Enliven’s board of directors since the closing of the Merger on February 23, 2023 and was appointed in connection with the closing of the Merger. Prior to the Merger, Dr. Derynck served as a member of the board of directors of Former Enliven since August 2021. Dr. Derynck has served as the Chief Medical Officer at Amunix Pharmaceuticals, Inc., an immuno-oncology company, since April 2019. Since February 2022, Amunix Pharmaceuticals has been acquired by Sanofi SA and she remains the Chief Medical Officer for Amunix within Sanofi R&D. From January 2004 to April 2019, she served as Senior Group Medical Director at Genentech, a biotechnology company and subsidiary of Roche Holding AG. Dr. Derynck holds a B.A. in Biology from Boston University and an M.D. from Boston University School of Medicine. She completed an Internal Medicine residency at Johns Hopkins Hospital and a fellowship in Medical Oncology at the University of California, San Francisco.

Dr. Derynck is qualified to serve on the Company’s board of directors because of her technical expertise and experience as an executive of companies in the life sciences industry.

Rishi Gupta, J.D., has served as a member of Enliven’s board of directors since the closing of the Merger on February 23, 2023 and was appointed in connection with the closing of the Merger. Prior to the Merger, Mr. Gupta served as a member of the board of directors of Former Enliven since July 2019. Mr. Gupta has been a Partner at OrbiMed Advisors LLC, an investment firm, since 2013. Mr. Gupta currently serves as a director of Verona Pharma PLC and several private companies. Prior to OrbiMed, Mr. Gupta was a healthcare investment banker at Raymond James & Associates, served as manager of corporate development at Veritas Medicine, and was a summer associate at Wachtell, Lipton, Rosen & Katz. Mr. Gupta received an A.B. in biochemical sciences from Harvard College and a J.D. from Yale Law School.

Mr. Gupta is qualified to serve on the Company’s board of directors because of his experience in biotechnology investing and his experience serving on the boards of public and private companies.

Joseph P. Lyssikatos, Ph.D., has served as Chief Scientific Officer and a member of the board of directors of the Company since the closing of the Merger on February 23, 2023 and was appointed in connection with the closing of the Merger. Dr. Lyssikatos is one of Former Enliven’s co-founders and served as its Chief Scientific Officer and a member of its board of directors from June 2019 until the closing of the Merger. Prior to joining Former Enliven, Dr. Lyssikatos served as an Executive Director of Discovery and Head of Oncology ADC Technologies at Stemcentrx, Inc., a subsidiary of AbbVie Inc. and biopharmaceutical company, from March 2017 to June 2019. He served as a Denali Fellow at Denali Therapeutics Inc., a clinical stage biopharmaceutical company focused on therapies relating to neurodegenerative diseases, from November 2015 to March 2017. He also served as Vice President of Medicinal Chemistry and DMPK at Biogen Inc., a biotechnology company focused on therapies for neurological diseases, from June 2014 to November 2015. He has also worked as an Executive Director at AbbVie, Staff Scientist at Genentech and Senior Director at Array Biopharma. Dr. Lyssikatos holds a B.S. in Chemistry from the College of William and Mary and a Ph.D. in Chemistry from the University of California, Berkeley.

Dr. Lyssikatos is qualified to serve on the Company’s board of directors because of the perspective and experience he provides as one of Former Enliven’s founders and as Enliven’s Chief Scientific Officer, his experience in leadership positions at companies in the life sciences industry and strong technical background.

Rahul D. Ballal, Ph.D., has served as a member of the Company’s board of directors since June 2018. Prior to the Merger, until February 23, 2023, Dr. Ballal served as the Company’s President and Chief Executive Officer. Prior to joining the Company, Dr. Ballal served as Chief Business Officer of Northern Biologics Inc., a biotechnology company, from May 2016 to June 2018, and as an Entrepreneur-in-Residence at Versant Ventures Management LLC, a life sciences venture capital firm, from May 2016 to June 2018. Previously, Dr. Ballal was Vice President, Business Development at Flexion Therapeutics, Inc., or Flexion, a public biopharmaceutical company, from March 2011 to May 2016. Prior to Flexion, he held a venture fellowship position at Novartis Venture Funds, a venture capital fund, as part of the Kauffman Fellowship, from June 2010 to June 2012, and overlapped in business development at the Broad Institute of Massachusetts Institute of Technology, a biomedical and genomic research center, from September 2009 to March 2011. Dr. Ballal has served on the board of Agios Pharmaceuticals Inc., a biopharmaceutical company, since August 2022. He holds a Ph.D. in biochemistry and molecular biology from Georgetown University, an M.S. in biotechnology from Johns Hopkins University and a B.A. in biology from Brown University.

Dr. Ballal is qualified to serve on the Company’s board of directors because of the perspective and experience he provides as the Company’s former President and Chief Executive Officer and as a member of its board of directors and his experience as an executive of companies in the life sciences industry.

Jake Bauer has served as a member of Enliven’s board of directors since the closing of the Merger on February 23, 2023 and was appointed in connection with the closing of the Merger. Prior to the Merger, Mr. Bauer served as a member of the board of directors of Former Enliven since June 2021. Mr. Bauer has served as a Venture Partner at ARCH Venture Partners and SR One Capital Management since September 2021 and an independent consultant working with companies in the life sciences industry since November 2020. Prior to MyoKardia, Inc.’s acquisition by Bristol Myers Squibb in November 2020, Mr. Bauer served as the Chief Business Officer of MyoKardia, Inc., a clinical stage biopharmaceutical company, beginning in April 2018. Mr. Bauer has also served as the Senior Vice President, Finance and Corporate Development and Principal Financial Officer of MyoKardia, Inc. from July 2016 to April 2018 and as Vice President, Business Development and Business Operations of MyoKardia, Inc. from July 2014 to July 2016. Mr. Bauer also serves on the board of directors of Attralus, Inc., a clinical stage biopharmaceutical company, Simcha Therapeutics, Inc., a clinical stage biotechnology company, Phoenix Tissue Repair, Inc., a clinical stage biopharmaceutical company, ARYA Sciences Acquisition Corp V, since May 2021 and previously served on the board of directors of ARYA Sciences Acquisition Corp II from July 2020 to October 2020. He holds a B.Sc. in Biology and a B.A. in Economics from Duke University and an M.B.A. from Harvard Business School.

Mr. Bauer is qualified to serve on the Company’s board of directors because of his experience as an executive of companies in the life sciences industry.

Andrew Phillips, Ph.D., has served as a member of Enliven’s board of directors since the closing of the Merger on February 23, 2023 and was appointed in connection with the closing of the Merger. Prior to the Merger, Dr. Phillips served as a member of the board of directors of Former Enliven since December 2020. Dr. Phillips has served as Chief Executive Officer of Aleksia Therapeutics, Inc., a biotechnology company, and Nexo Therapeutics, Inc., a biotechnology company, since August 2022. Dr. Phillips served as a Managing Director at Cormorant Asset Management, an investment manager, from August 2020 to August 2022. Since April 2021, he has served as a member of the board of directors of MoonLake Immunotherapeutics, Inc. (and its predecessor Helix Acquisition Corp.), a biopharmaceutical company, and also served as the Chief Financial Officer of Helix Acquisition Corp. from April 2021 to April 2022, and since June 2021, he has served as Chief Executive Officer of Blossom Bioscience Ltd. From January 2016 to March 2020, Dr. Phillips was with C4 Therapeutics, Inc., a clinical-stage biopharmaceutical company focused on therapeutics for the treatment of cancer and other diseases, where he served as Chief Executive Officer from May 2018 to March 2020, President from September 2016 to May 2018 and Chief Scientific Officer from January 2016 to May 2018. From July 2014 to January 2016, he served as Senior Director, Center for Development of Therapeutics at the Broad Institute, a biomedical and genomic research organization. From June 2010 to January 2015, Dr. Phillips was a Professor of Chemistry at Yale University, and from July 2001 to June 2010, he was Assistant Professor, Associate Professor, and Professor of Chemistry and Biochemistry at the University of Colorado. He holds a B.Sc. in Biochemistry and a Ph.D. in Chemistry from the University of Canterbury in New Zealand.

Dr. Phillips is qualified to serve on the Company’s board of directors because of his investment experience, technical expertise and experience as an executive of companies in the life sciences industry.

Non-Continuing Director

Andrew Schwab has served as a member of Enliven’s board of directors since the closing of the Merger on February 23, 2023 and was appointed in connection with the closing of the Merger. Prior to the Merger, Mr. Schwab served as a member of the board of directors of Former Enliven since December 2021. Mr. Schwab is a Founding Partner and Managing Member of 5AM Venture Management, LLC, a venture capital firm. Prior to founding 5AM Venture Management, LLC in June 2002, Mr. Schwab was a Principal at Bay City Capital, a life sciences investment firm, where he was involved with companies such as Cubist Pharmaceuticals, Inc., PTC Therapeutics, Inc., Symyx Technologies, Inc. and Syrrx, Inc. Mr. Schwab served as a member of the board of directors of Pear Therapeutics, Inc., a company focused on software-based medicines, from December 2021 to June 2022 and as the co-Chief Executive Officer and as a member the board of directors of 5:01 Acquisition Corp. from its inception in August 2020 to October 2022. Previously, Mr. Schwab was Vice President of Business Development at Digital Gene Technologies, Inc. and a Vice President in the life science investment banking group of Montgomery Securities. At 5AM, he has led the firm’s investments in and served on the boards of Bird Rock Bio, Inc., BlueLight Therapeutics, Inc, Camp4 Therapeutics Corporation, Cleave Therapeutics,

Inc., DVS Sciences, Inc. (which was acquired by Fluidigm Corporation), Escient Pharmaceuticals, Inc., Flexion Therapeutics, Inc., Ikaria, Inc. (which was acquired by Mallinckrodt plc and spun-out Bellerophon Therapeutics, Inc.), Ilypsa, Inc. (which was acquired by Amgen, Inc.), Miikana Therapeutics, Inc. (which was acquired by EntreMed, Inc.), Novome Biotechnologies, Inc., Panomics Inc. (which was acquired by Affymetrix, Inc.), Precision NanoSystems, Inc. (which was acquired by Danaher Corporation), Purigen Biosystems, Inc., Synosia Therapeutics Holding AG (which was acquired by Biotie Therapies Corp.), Rarecyte, Inc., The Assay Depot (d.b.a. Scientist.com), TMRW Life Sciences, Inc. and Viveve Medical, Inc. Mr. Schwab also currently serves on the boards of trustees of the California Academy of Sciences and Davidson College. He holds a B.S. degree with Honors in Genetics & Ethics from Davidson College. Mr. Schwab was originally recommended as a director of Former Enliven in December 2021 by 5AM.

Mr. Schwab is qualified to serve on the Company’s board of directors because of his investment experience, experience serving as an executive and on the boards of public and private companies in the life sciences industry.

Director Diversity

Our nominating and corporate governance committee is committed to continuing to identify and recruit highly qualified director candidates with diverse experiences, perspectives, and backgrounds to join our board of directors. The table below provides certain information regarding the composition of our board of directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f). As shown below in the board diversity matrix, the Company is currently in compliance with the diversity requirements of Nasdaq Rule 5605(f).

Board Diversity Matrix (as of April 28, 2023)

Total Number of Directors
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	—	4
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+		—
Did Not Disclose Demographic Background		4

Director Independence

Our common stock is listed on The Nasdaq Global Select Market. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of our audit committee, our board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries other than for board service; or (ii) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of Messrs. Bauer, Gupta and Schwab and Drs. Derynck, Heyman and Phillips, representing six of our nine current directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent” as that term is defined under the rules of Nasdaq. Our board of directors also determined that Messrs. Bauer (chairperson) and Schwab and Dr. Phillips, who currently comprise our audit committee, and Messrs. Gupta (chairperson) and Bauer and Dr. Heyman, who currently comprise our compensation committee, satisfy the independence standards for committee members established by applicable SEC rules and the listing standards of Nasdaq.

In making the determination that Dr. Heyman is independent, the board of directors considered the fact that Former Enliven entered into a consulting agreement with Dr. Heyman, who also serves on the Company’s scientific advisory board. Pursuant to the consulting agreement with Dr. Heyman, he provides advisory services related to research and development strategy, regulatory and commercial positioning as well as business strategy. These services are provided in a largely informal manner, from time to time as requested by Former Enliven. The consulting agreement contains customary confidentiality, invention assignment, non-solicitation and other customary provisions. The consulting agreement terminates upon the earlier of: (i) final completion of Dr. Heyman’s services; (ii) fourteen days prior written notice by Former Enliven or (iii) termination by Former Enliven without notice if Dr. Heyman refuses to or is unable to provide services or is otherwise in breach of any material provisions of such consulting agreement. In addition, Former Enliven agreed to reimburse reasonable expenses incurred in connection with providing consulting services. As a result, the board of directors concluded that this relationship would not affect Dr. Heyman’s independence.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Party Transactions.”

There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors is currently chaired by Dr. Heyman. As a general policy, our board of directors believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the board of directors as a whole. As such, Mr. Kintz serves as our President and Chief Executive Officer while Dr. Heyman serves as our Chairman of the board of directors but is not an officer. We expect and intend the positions of Chairman of the board of directors and Chief Executive Officer to continue to be held by two individuals in the future.

Board Meetings and Committees

During 2022, our board of directors held twenty-one meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

It is the policy of our board of directors to regularly have separate meeting times for independent directors without management. Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee has the composition and responsibilities described below.

Audit Committee

The members of our audit committee are Messrs. Bauer and Schwab and Dr. Phillips, each of whom is a non-employee member of our board of directors. Mr. Schwab will no longer serve on our audit committee following the Annual Meeting. Dr. Derynck will serve on our audit committee, effective as of Mr. Schwab no longer serving on the audit committee. Mr. Bauer serves as the chairperson of our audit committee. All members of our audit committee, including Dr. Derynck, meet the requirements for independence and financial literacy of audit committee members under current Nasdaq listing standards and SEC rules and regulations. Our audit committee chairperson, Mr. Bauer is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and he possesses financial sophistication, as defined under Nasdaq listing standards. The responsibilities of our audit committee include, among other things:

•

appointing, compensating, retaining, evaluating and overseeing an independent registered public accounting firm to act as our independent auditor for the purpose of auditing our financial statements, books, records, accounts and internal control over financial reporting, and, where appropriate, replacing the independent auditor;

•	ensuring the independence of the independent auditor and at least annually, obtaining and reviewing a written report by our independent auditor;

•

evaluating the independent auditor’s qualifications, performance and independence, taking into account the opinions of management and when the Company has an internal audit function, the opinions of the Company’s internal auditors, and presenting its conclusions with respect to the independence and qualifications of the independent auditor to the full board of directors;

•

reviewing and approving, in advance, the scope and plans for the audits and audit fees and approving in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit and tax services and any associated fees;

•

meeting with management, the internal audit department, if applicable, and the independent auditor to review and discuss our internal controls and the integrity of our annual audited and quarterly financial statements, the scope and timing of the annual audit of our financial statements, the results of the independent audit and the quarterly reviews, and the quality and adequacy of our internal controls over financial reporting and our disclosure controls and procedures;

•	preparing the audit committee report required by the SEC rules to be included in our proxy statement for the annual meeting of stockholders;

•	reviewing reports and communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement;

•

reviewing and discussing with management the adequacy and effectiveness of our legal, regulatory and ethical compliance programs, including our code of business conduct and ethics, compliance with anti-bribery and anti-corruption laws and regulations, and compliance with export control regulations;

•

reviewing and discussing with management and our independent auditor our guidelines and policies to identify, monitor, and address enterprise risks, including discussion of our major financial risk exposures and the steps management has taken to monitor and control such exposures;

•	overseeing and monitoring management’s plans to address enterprise risks;

•	reviewing, approving and monitoring related party transactions; and

•

adopting and overseeing procedures to address complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including confidential, anonymous submission by our employees concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. A copy of the charter of our audit committee is available on our website at https://ir.enliventherapeutics.com/corporate-governance/governance-documents. During 2022, our audit committee held four meetings.

Compensation Committee

The members of our compensation committee are Messrs. Gupta and Bauer and Dr. Heyman, each of whom is a non-employee member of our board of directors. Mr. Gupta serves as the chairperson of our compensation committee. All members of our compensation committee meet the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our board of directors relating to compensation of our executive officers. The responsibilities of our compensation committee include, among other things:

•	overseeing our overall compensation philosophy and compensation policies, plans and benefit programs;

•

reviewing and approving annually the corporate goals and objectives applicable to the compensation of the chief executive officer, evaluating the chief executive officer’s performance in light thereof and considering factors related to the performance of the Company in approving the compensation level of the chief executive officer;

•

reviewing at least annually and approving or recommending for approval to the board of directors for approval compensation for our executive officers and directors, including base salary, incentive bonus, equity compensation, agreements and any other benefits for our executive officers;

•	preparing the compensation committee report that the SEC will require to be included in our annual proxy statement or annual report on Form 10-K;

•	reviewing, approving and administering our employee benefit and equity incentive plans; and

•	establishing and periodically reviewing our employee compensation plans.

Our compensation committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at https://ir.enliventherapeutics.com/corporate-governance/governance-documents. During 2022, our compensation committee held three meetings.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Drs. Phillips and Derynck. Dr. Phillips serves as the chairperson of our nominating and corporate governance committee. All members of our nominating and corporate governance committee meet the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. The responsibilities of our nominating and corporate governance committee include, among other things:

•	reviewing, assessing and making recommendations to our board of directors regarding desired qualifications, expertise and characteristics sought of members of our board of directors;

•	reviewing, assessing and making recommendations to our board of directors regarding the current composition, organization and governance of our board of directors and its committees;

•	overseeing our corporate governance practices, including reviewing and recommending to the board of directors for approval any changes to our corporate governance framework;

•	establishing procedures for the submission of candidates for election to our board of directors;

•

reviewing and discussing with management disclosure of our corporate governance practices, including information regarding the operations of the nominating and corporate governance committee and other committees of the board of directors, director independence and the director nominations process, and recommending that this disclosure be included in our proxy statement or annual report on Form 10-K, as applicable;

•	overseeing the evaluation of the performance of our board of directors and its committees, including reporting such evaluation to the board of directors; and

•	conducting a periodic review of the Company’s succession planning process for the chief executive officer and any other members of the Company’s executive management team.

Our nominating and corporate governance committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at https://ir.enliventherapeutics.com/corporate-governance/governance-documents. During 2022, our nominating and corporate governance committee held one meeting.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

The nominating and corporate governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the nominating and corporate governance committee from other sources.

In its evaluation of director candidates, including the members of our board of directors eligible for re-election, the nominating and corporate governance committee will consider such factors as the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors, character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound judgement, tenure on the board of directors and skills that are complementary to the board of directors, an understanding of Enliven’s business, an understanding of the responsibilities that are required of a member of the board of directors, other time commitments, diversity with respect to professional background, education, race, ethnicity, gender, age, geography and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors. The nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.

The nominating and corporate governance committee may propose to our board of directors a candidate recommended or offered for nomination by a stockholder as a nominee for election to our board of directors. Additionally, the nominating and corporate governance committee may retain and terminate any search firm to be used to identify director candidates and approve the search firm’s fees and other retention terms.

Stockholder Recommendations for Nominations to the Board of Directors

A stockholder that wants to recommend a candidate for election to our board of directors should direct the recommendation in writing by letter to the Company, attention of the Secretary, at 6200 Lookout Road, Boulder, Colorado 80301. The recommendation must include the information required in the Company’s bylaws, including, among other things, the proposed nominee’s name, age, home address, if known, business address, principal occupation and employment, relevant qualifications, a written consent from the proposed nominee to serve as director if elected, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. The Company may also require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director, including a statement from the recommending stockholder in support of the proposed nominee, particularly within the context of the criteria for board membership in our corporate governance guidelines, including the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

A stockholder that instead desires to nominate a person directly for election to our board of directors at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in the Company’s bylaws and the rules and regulations of the SEC to be included in our proxy statement at the next annual meeting.

For additional information regarding stockholder recommendations for director candidates, see “Questions and Answers About the Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”

Communications with the Board of Directors

Our board of directors believes that management speaks for Enliven Therapeutics, Inc. Individual board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that board members would do this with knowledge of management and, in most instances, only at the request of management.

In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our General Counsel, at Enliven Therapeutics, Inc., 6200 Lookout Road, Boulder, Colorado 80301, Attn: General Counsel. Our General Counsel monitors these communications and will, if appropriate, route such communications to the appropriate director(s) or, if none is specified, to the Chairperson of the board of directors or the Lead Independent Director (as defined in our Corporate Governance Guidelines) if the Chairperson of the board of directors is not independent.

Our General Counsel may decide in the exercise of his, her or its judgment whether a response to any stockholder or interested party communication is necessary and shall provide a report to the company’s nominating and corporate governance committee on a quarterly basis of any communications received for which the General Counsel has responded.

These policies and procedures for stockholder and other interested party communications with the non-management directors is administered by our nominating and corporate governance committee. These policies and procedures do not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, as amended.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted corporate governance guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, we have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of business conduct and ethics is available on our website at https://ir.enliventherapeutics.com/corporate-governance/governance-documents. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or our directors on our website or in a current report on Form 8-K.

Hedging and Pledging Prohibitions

We have implemented robust policies that bar employees from hedging and pledging our stock. Directors, officers, employees, consultants, contractors and advisors of the Company (each, a “Covered Person” and collectively “Covered Persons”), and to the extent applicable, immediate family members, persons who share a household with Covered Persons, economic dependents of Covered Persons and any entity whose transactions in securities that a Covered Person influences, directs or controls (“Related Persons”) are prohibited from pledging Company securities as collateral for any loan or as part of any other pledging transaction because doing so would be a violation of our Insider Trading Policy. Additionally, Covered Persons and Related Persons are barred from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities (other than stock options, restricted stock units and other compensatory awards issued to a Covered Person by Enliven). This prohibition extends to any hedging or similar transaction that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities either granted to a Covered Person as a part of his or her compensation, or held directly or indirectly by a Covered Person.

Role of the Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including independent auditor guidelines and policies with respect to identifying, monitoring and addressing enterprise risks. Our audit committee also monitors compliance with legal and regulatory requirements and reviews related party transactions, in addition to oversight of the performance and independence of our independent auditor and the performance of our internal audit function, if applicable. Our nominating and corporate governance committee reviews our corporate governance guidelines. Our compensation committee reviews and discusses whether any of our compensation policies and programs encourage excessive risk-taking, reviews the relationship between risk management policies and compensation and evaluates compensation policies and practices that could mitigate any such risk.

Director Compensation

As a result of the Merger, each of David M. Mott, David Bonita, M.D., Mark Chin, Edward Conner, M.D., Carl Goldfischer, M.D., Barbara J. Dalton, Ph.D, and Laura Williams, M.D., MPH, resigned from the board of directors, constituting all of the then-serving non-employee directors of the board of directors of the Company, and all six non-employee directors of Former Enliven were appointed to our board of directors. Dr. Ballal remains a member of our board of directors.

Prior to the completion of the Merger, Imara Inc. non-employee directors received equity compensation in the form of stock option awards for service on our board of directors or committees, as well as cash retainer fees paid quarterly in arrears. Imara Inc. also reimbursed directors for travel and other reasonable out-of-pocket expenses related to attendance at meetings of the board of directors and its committees in accordance with company policy.

Prior to the completion of the Merger, Former Enliven did not have a formal policy to provide any cash or equity compensation to its non-employee directors for their service on its board of directors or committees of its board of directors.

Prior to the completion of the Merger, our board of directors approved an outside director compensation policy in November 2020 to compensate each non-employee director for his or her service with cash retainer fees. In February 2023, our board of directors, approved our outside director compensation policy (“Director Compensation Policy”) for non-employee directors of the board of directors, in connection with and effective as of the closing of the Merger. Under the Director Compensation Policy, each non-employee director receives the cash and equity compensation for board services described below. The Company also reimburses non-employee directors for reasonable, customary, and documented travel expenses to board or committee meetings.

The Director Compensation Policy includes a maximum annual limit of $750,000 of cash retainers or fees and the Value (as defined below) of equity awards that may be paid, issued, or granted to a non-employee director in any fiscal year, increased to $1,000,000 in the first year an individual becomes a non-employee director. Any cash compensation paid, or equity awards granted to a person for services as an employee or for services as a consultant (other than as a non-employee director), or prior to the effective date of the Director Compensation Policy, will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to the Company’s non-employee directors.

Cash Compensation

Non-employee directors are entitled to receive the following cash compensation for their services under the Director Compensation Policy:

•	$35,000 per year for service as a board member;

•	$15,000 per year for service as chair of the audit committee;

•	$7,500 per year for service as a member of the audit committee;

•	$10,000 per year for service as chair of the compensation committee;

•	$5,000 per year for service as a member of the compensation committee;

•	$8,000 per year for service as chair of the nominating and corporate governance committee; and

•	$4,000 per year for service as a member of the nominating and corporate governance committee.

Each non-employee director who serves as the chair of a committee will receive the annual fee for service as a member of the board of directors and only the additional annual cash fee as the chair of the committee, and not the annual fee as a member of the committee. All cash payments to outside directors are paid quarterly in arrears on a pro-rated basis.

Equity Compensation

Merger Award: Each individual who was a non-employee director as of the effective date of the Director Compensation Policy received, on the first trading date on or after closing of the Merger, an award (a “Merger Award”) of stock options to purchase a number of shares of common stock of the Company having a Value (as defined below) of $500,000 (provided that the Merger Award granted to the outside director who served as the non-executive chair of the board of directors (the “Chair”) had a Value of $625,000), with any resulting fraction rounded down to the nearest whole share; provided that the number of shares subject to a Merger Award could not exceed 64,923 (81,153 with respect to the Chair), with such limit subject to equitable adjustment by the board of directors in the event of certain capitalization adjustments. Each Merger Award will vest in equal monthly installments over a 36 month period, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.

Initial Award: Each individual who first becomes a non-employee director after closing of the Merger and who did not receive a Merger Award will receive, on the first trading date on or after the date on which the person first becomes a non-employee director (the “Initial Start Date”), an award (an “Initial Award”) of stock options to purchase a number of shares of common stock of the Company having a Value (as defined below) of $500,000, with any resulting fraction rounded down to the nearest whole share; provided that the number of shares subject to an Initial Award will not exceed 64,923, with such limit subject to equitable adjustment by the board of directors in the event of certain capitalization adjustments. Each Initial Award will vest in equal monthly installments over a 36 month period, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date. If the individual was a member of the board of directors and also an employee, becoming a non-employee director due to termination of employment will not entitle them to Initial Awards.

Annual Award: Each non-employee director automatically will receive, on the first trading day immediately following each annual meeting of the Company’s stockholders which occurs in the year following the effective date of the Director Compensation Policy, an annual award (an “Annual Award”) of stock options to purchase a number of shares of common stock of the Company having a Value (as defined below) of $250,000 (provided that an Annual Award granted to the Chair will have a Value of $312,500), with any resulting fraction rounded down to the nearest whole share; provided that the first Annual Award granted to an individual who first becomes a non-employee director following the effective date of the Director Compensation Policy will have a Value (as defined below) equal to the product of (A) $250,000 multiplied by (B) a fraction, (i) the numerator of which is the number of fully completed months between the applicable Initial Start Date and the date of the first annual meeting of the Company’s stockholders to occur after such individual first becomes a non-employee director, and (ii) the denominator of which is 12; and provided further that the number of shares subject to an Annual Award will not exceed 32,461 (40,576 with respect to the Chair), with such limit subject to equitable adjustment by the board of directors in the event of certain capitalization adjustments and automatic pro rata adjustment pursuant to the terms of the Director Compensation Policy with respect to the first Annual Award granted to an individual who first becomes a non-employee director following the effective date of the Director Compensation Policy. Each Annual Award will vest in full on the first anniversary of the date on which the Annual Award is granted, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.

For purposes of the Director Compensation Policy, “Value” means grant date fair value of the award as determined in accordance with U.S. generally accepted accounting principles, or such other methodology the board of directors or any designated committee of the board of directors, as applicable, may determine prior to the grant of the applicable equity award becoming effective.

In the event of a “change in control” (as defined in the Director Compensation Policy), each non-employee director will fully vest in their outstanding Company equity awards issued under the Director Compensation Policy, including any Merger Award, Initial Award or Annual Award, immediately prior to the consummation of the change in control provided that the non-employee director continues to be a non-employee director through such date.

The following table sets forth information for the year ended December 31, 2022 regarding the compensation awarded to or earned by certain of Former Enliven’s and our former non-employee directors. Mr. Kintz, Former Enliven’s (and our current) President and Chief Executive Officer, and Dr. Lyssikatos, Former Enliven’s (and our current) Chief Scientific Officer, did not receive any additional compensation for their service as members of Former Enliven’s board of directors. Dr. Ballal, our former President and Chief Executive Officer, did not receive any additional compensation for his service as a member of our board of directors. Please see the Summary Compensation Table in the section titled “Executive Compensation” for the compensation paid or awarded to Mr. Kintz for 2021 and 2022 by Former Enliven and to Dr. Ballal.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		Total ($)
Non-employee Directors of Former Enliven(5)
Jake Bauer	30,000	30,239	(1)(2)(4)	60,239
Mika Derynck, M.D.	30,000	26,214	(2)(4)	56,214
Rishi Gupta, J.D.	—	—		—
Richard Heyman, Ph.D.	35,000	35,279	(1)(2)	70,279
Andrew Phillips, Ph.D.	—	—		—
Andrew Schwab	—	—		—
Non-employee Directors prior to the Merger(6)
David Bonita, M.D.	40,000	7,310	(3)	47,310
Mark Chin	47,500	7,310	(3)	54,810
Edward Conner, M.D.	39,000	7,310	(3)	46,310
Barbara J. Dalton, Ph.D.	21,500	7,310	(3)	28,810
Carl Goldfischer, M.D.	50,000	7,310	(3)	57,310
David M. Mott	86,500	7,310	(3)	93,810
Laura Williams, M.D., MPH	40,000	7,310	(3)	47,310

(1)

As of December 31, 2022, Mr. Bauer held 53,010 unvested shares issued upon the early exercise of a stock option grant that remain subject to Former Enliven’s repurchase right, and Dr. Heyman held 66,789 unvested shares issued upon the early exercise of a stock option grant that remain subject to Former Enliven’s repurchase right and 9,351 unvested shares of restricted stock. None of Former Enliven’s other non-employee directors held stock awards as of December 31, 2022. The share numbers disclosed have been adjusted to reflect the Reverse Stock Split, which occurred on February 23, 2023.

(2)

With respect to non-employee directors of Former Enliven, the amounts disclosed for all non-employee directors except for Dr. Derynck represent the aggregate grant date fair value of the stock options awarded in 2022 subject to time-based vesting conditions, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The amounts disclosed for Dr. Derynck represent the incremental increase in the fair value of the stock option to purchase 87,373 shares of Former Enliven common stock originally granted to Dr. Derynck on August 2, 2021 arising from the repricing of such stock option from an exercise price of $4.68 per share to an exercise price of $2.48 per share on August 9, 2022, in the amount of $26,214 as computed in accordance with ASC Topic 718. Assumptions used in the calculation of this amount are described in the section “Enliven Management’s Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation” in the Company’s definitive proxy statement/prospectus filed with the SEC on January 23, 2023.

(3)

With respect to our non-employee directors prior to the Merger, the amounts disclosed reflect the aggregate fair value of the stock options awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 10 of the notes to the Company’s consolidated financial statements for the fiscal year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 10, 2023, and incorporated by reference herein, regarding assumptions underlying the valuation of equity awards.

(4)

As of December 31, 2022, Mr. Bauer held options to purchase 17,706 shares of Former Enliven’s common stock, Dr. Derynck held options to purchase 87,373 shares of Former Enliven’s common stock and Dr. Heyman held options to purchase 20,657 shares of Former Enliven’s common stock. None of Former Enliven’s other non-employee directors held option awards as of December 31, 2022.

(5)	Resigned from Former Enliven’s board of directors and was appointed to our board of directors in connection with the closing of the Merger on February 23, 2023.

(6) Resigned from our board of directors in connection with the closing of the Merger on February 23, 2023.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of nine (9) members, but the size of our board of directors will decrease to eight (8) members effective at the Annual Meeting in light of Mr. Schwab’s term of office as a Class III director ending at the Annual Meeting. We are grateful for Mr. Schwab’s distinguished service and leadership on the board throughout his tenure. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At the Annual Meeting, two Class III directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Richard Heyman, Ph.D., and Sam Kintz, M.B.A., as nominees for election as Class III directors at the Annual Meeting. If elected, each of Dr. Heyman and Mr. Kintz will serve as Class III directors until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Dr. Heyman and Mr. Kintz are currently directors of our company, and each has agreed to being named in this proxy statement as nominees. For information concerning the nominees, please see “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Dr. Heyman and Mr. Kintz. We expect that Dr. Heyman and Mr. Kintz will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of two Class III directors requires a plurality of the voting power of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote on the election of directors to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TWO DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS III DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2023. Ernst & Young LLP (“EY”) previously served as the Company’s independent registered public accounting firm prior to the Merger. Prior to the Merger, Deloitte served as Former Enliven’s independent registered public accounting firm since 2019.

On February 23, 2023, following the closing of the Merger, the audit committee approved the dismissal of EY as the independent registered public accounting firm and approved the appointment of Deloitte, Former Enliven’s independent registered public accounting firm, as our going-forward independent registered public accounting firm. We filed a Current Report on Form 8-K with the SEC on March 1, 2023 announcing the change in auditors, which filing is incorporated by reference herein.

The reports of EY on the financial statements of the Company for the fiscal years ended December 31, 2021 and December 31, 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and subsequent period from January 1, 2023 to February 23, 2023, there were (i) no disagreements as defined in Item 304(a)(1)(iv) of Regulation S-K with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of the disagreement in connection with its report and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has furnished to EY the statements made in this Proposal No. 2.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Stockholder ratification of the appointment of Deloitte is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the voting power of the votes cast by the holders of all of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (i.e., Proposal No. 2), such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2023 if our audit committee believes that such a change would be in the best interests of Enliven and its stockholders. A representative of Deloitte is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by EY for our fiscal years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees(1)	$692	$571
Audit-Related Fees(2)	35	10
Tax Fees(3)	—	—
All Other Fees(4)	8	—

Total Fees	$735	$581

(1)

“Audit Fees” consist of fees billed for professional services by EY for audits, quarterly reviews of our consolidated financial statements included in our quarterly reports on Form 10-Q, and services in connection with our follow-on and at-the-market public offerings and the Merger, including registration statements, comfort letters, and consents. These services included services performed in connection with our Form S-3, S-4 and S-8 filings.

(2)	Audit-related fees consisted of fees for accounting consultations reasonably related to the performance of audits or reviews of our financial statements.
(3)	“Tax Fees” consist of fees for professional services performed by EY with respect to tax compliance, tax advice and tax planning.
(4)	“All Other Fees” consist of fees billed for a subscription to an online accounting research service.

Auditor Independence

In 2021 and 2022, there were no other professional services provided by EY that would have required our audit committee to consider their compatibility with maintaining the independence of EY.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to EY for our fiscal years ended December 31, 2022 and December 31, 2021 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the voting power of the votes cast by the holders of all of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (i.e., Proposal No. 2).

Abstentions will have the effect of a vote AGAINST the proposal. A bank, broker or other nominee has authority to vote your unvoted shares held by the firms in street name on this proposal. If a bank, broker or other nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2023.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Enliven Therapeutics, Inc. (the “Company”) specifically incorporates it by reference in such filing.

The audit committee assists our board of directors with respect to its oversight of:

•	our accounting and financial reporting processes and internal controls;

•	the audit and integrity of our financial statements;

•	our compliance with applicable law, including United States federal securities laws and other legal and regulatory requirements;

•

our major financial risk exposures, policies for identifying, monitoring and addressing enterprise risks, the steps management has taken to monitor and control these risks, and management’s plans to assess such risks; and

•	the independent registered public accounting firm’s qualifications, independence and performance.

The audit committee also reviews the performance of our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The audit committee is composed of three non-employee directors. Our board of directors has determined that each member of the audit committee is independent, and that Mr. Bauer qualifies as an “audit committee financial expert” under the SEC rules.

The audit committee provides our board of directors such information and materials as it may deem necessary to make our board of directors aware of financial matters requiring the attention of our board of directors. The audit committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in our 2022 Annual Report on Form 10-K with management, including a discussion of key line items, year-over-year changes and factors driving such results. The audit committee discussed both the financial and non-financial components of the 2022 Annual Report on Form 10-K. The audit committee reports on these meetings to our board of directors.

The audit committee received the Company’s audited balance sheet as of December 31, 2022, the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the year ended December 31, 2022, and the report of Ernst & Young LLP (“EY”), the Company’s former independent registered public accounting firm prior to the closing of the Merger, thereon (collectively, the “Audited Financial Statements”). The audit committee reviewed and discussed the Company’s Audited Financial Statements with management and EY. The audit committee discussed with EY the matters required to be discussed in accordance with Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees.

The audit committee has received and reviewed the written disclosures and the letter from EY required by the applicable requirements of the PCAOB regarding EY’s communications with the audit committee concerning independence and has discussed with EY its independence. In addition, the audit committee has discussed with EY its independence from management and the Company, including matters in the letter from EY required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with EY’s independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the Company’s Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Securities and Exchange Commission.

The audit committee also has selected Deloitte as the independent registered public accounting firm for fiscal year 2023. Our board of directors recommends that stockholders ratify this selection at the Annual Meeting.

Respectfully submitted by the members of the audit committee of the board of directors:

Jake Bauer (Chair)

Andrew Phillips, Ph.D.

Andrew Schwab

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers and their respective ages as of March 1, 2023. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Sam Kintz, M.B.A.	37	President, Chief Executive Officer and Director
Benjamin Hohl	34	Chief Financial Officer
Helen Collins, M.D.	60	Chief Medical Officer
Joseph P. Lyssikatos, Ph.D.	58	Chief Scientific Officer and Director
Anish Patel, Pharm.D.	43	Chief Operating Officer

For the biography of Mr. Kintz, please see “Board of Directors and Corporate Governance—Nominees for Director.” For the biography of Dr. Lyssikatos, please see “Board of Directors and Corporate Governance—Continuing Directors.”

Benjamin Hohl has served as Enliven’s Chief Financial Officer since the closing of the Merger on February 23, 2023, and was appointed in connection with the closing of the Merger. Mr. Hohl has served as Former Enliven’s Chief Financial Officer since August 2021. Mr. Hohl joined Former Enliven from the Healthcare Investment Banking Group at Goldman Sachs & Co LLC, an investment bank and financial services company, where he worked as an investment banker for nearly a decade advising on and executing biopharmaceutical and life sciences financing and strategic transactions from July 2012 to July 2021. He holds a B.A. in Business Economics and Accounting from the University of California, Los Angeles.

Helen Collins, M.D., has served as Enliven’s Chief Medical Officer since the closing of the Merger on February 23, 2023, and was appointed in connection with the closing of the Merger. Dr. Collins served as Former Enliven’s Chief Medical Officer from July 2021 until the closing of the Merger. Prior to joining Former Enliven, Dr. Collins was with Five Prime Therapeutics, Inc., a clinical-stage biotechnology company focused on oncology and immunology diseases which was acquired by Amgen, Inc., where she served as Executive Vice President from August 2019 and Chief Medical Officer from March 2017 to April 2021. She also served as Senior Vice President from March 2017 to August 2019 and Vice President of Clinical Development from June 2016 to March 2017. She serves as a member of the board of directors of Kura Oncology, Inc., a clinical stage biopharmaceutical company. Dr. Collins holds an A.B. in Chemistry from Bryn Mawr College and an M.D. from the Johns Hopkins University School of Medicine.

Anish Patel, Pharm.D., has served as Enliven’s Chief Operating Officer since the closing of the Merger on February 23, 2023, and was appointed in connection with the closing of the Merger. Dr. Patel is one of Former Enliven’s co-founders and served as its Chief Operating Officer from June 2019 until the closing of the Merger. Prior to joining Former Enliven, Dr. Patel served as Head of Medical Affairs at Stemcentrx from August 2016 to April 2019. Prior to Stemcentrx, Dr. Patel served as Senior Director of Field Medical/ Marketing at Pharmacyclics, an AbbVie company focused on developing small-molecule medicines for the treatment of cancers and immune-mediated diseases, from April 2013 to July 2016. He holds a B.S. in Microbiology and Chemistry from the University of Illinois, Urbana-Champaign and a Pharm.D. from the University of Michigan, Ann Arbor.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and individual goal achievement. Our compensation committee then reviews the recommendations and other market data. Our compensation committee makes decisions as to total compensation for each executive officer (excluding our Chief Executive Officer, whose compensation is determined by our board of directors), although it may instead, in its discretion, make recommendations to our board of directors regarding executive compensation.

Our named executive officers for 2022, which consist of our principal executive officer, our former principal executive officer, the next two most highly compensated executive officers and our former Chief Financial Officer and Chief Operating Officer and Former Chief Medical Officer, are:

•	Sam Kintz, M.B.A., President and Chief Executive Officer;

•	Rahul D. Ballal, Ph.D., former President and Chief Executive Officer;

•	Helen Collins, M.D., Chief Medical Officer;

•	Benjamin Hohl, Chief Financial Officer;

•	Michael P. Gray, Former Chief Financial Officer and Chief Operating Officer; and

•	Kenneth Attie, M.D., Former Chief Medical Officer

Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers for services performed during the years ended December 31, 2021 and December 31, 2022.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Option Awards ($)		Stock Awards ($)(4)	All Other Compensation ($)		Total ($)
Former Enliven Named Executive Officers
Sam Kintz, M.B.A.	2022	400,000	—	195,000	126,839	(5)	—	2,000	(6)	723,839
President and Chief Executive Officer	2021	400,000	200,000	—	1,589,199	(7)	—	2,000	(6)	2,191,199
Helen Collins, M.D.	2022	400,000	—	156,000	87,504	(8)	—	2,000	(6)	645,504
Chief Medical Officer	2021	215,352	64,767	—	1,403,682	(7)	—	—		1,683,801
Benjamin Hohl	2022	350,000	—	136,500	78,640	(9)	—	2,000	(6)	567,140
Chief Financial Officer	2021	145,833	78,750	—	1,363,961	(7)	—	2,000	(6)	1,590,544

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Option Awards ($)		Stock Awards ($)(4)	All Other Compensation ($)		Total ($)
Named Executive Officers prior to the Merger
Rahul D. Ballal, Ph.D. (10)	2022	547,917	275,000	—	135,342	(11)	181,332	10,090	(12)	1,149,681
Former President and Chief Executive Officer	2021	517,729	232,978	—	1,189,482	(11)	—	10,840	(13)	1,951,029
Michael P. Gray (14)	2022	480,700	109,756	—	40,531	(11)	54,303	14,226	(15)	699,516
Former Chief Financial Officer and Chief Operating Officer	2021	454,454	172,692	—	575,168	(11)	—	14,090	(16)	1,216,404
Kenneth Attie, M.D. (17)	2022	132,860	—	—	—		—	344,740	(18)	477,600
Former Chief Medical Officer	2021	400,750	179,500	—	1,040,600	(11)	—	1,090	(19)	1,621,940

(1)	The amounts disclosed represent the dollar value of base salary earned by the named executive officer as of December 31, 2021 and December 31, 2022.
(2)

The amounts disclosed for 2021 represent annual bonuses earned by the named executive officer during 2021 and paid in 2022. With respect to Dr. Attie, the amount reported for 2021 includes a $50,000 signing bonus paid in connection with the commencement of his employment. With respect to Dr. Ballal, the amount reported for 2022 represents the cumulative amount earned by Dr. Ballal in 2022 pursuant to a retention agreement between the Company and Dr. Ballal, dated May 5, 2022, as amended. With respect to Mr. Gray, the amount reported for 2022 represents the cumulative amount earned by Mr. Gray pursuant to a retention agreement between the Company and Mr. Gray, dated May 18, 2022, as amended.

(3)

The amounts disclosed for 2022 represent annual bonuses earned by the named executive officer for achievement of 2022 performance metrics and paid in 2023 under the Company’s 2022 Bonus Plan. For additional details, please see the section below titled “Non-Equity Incentive Plan Compensation.”

(4)

The amounts reported in the “Stock Awards” column reflect the aggregate fair value of the restricted stock unit awarded during the year calculated based on the closing price of $5.52 of the Company’s common stock on Nasdaq on the date of grant multiplied by the number of shares of common stock underlying the restricted stock unit.

(5)

The amount disclosed represents the incremental increase in the fair value of the stock option to purchase 404,363 shares of Former Enliven common stock originally granted to Mr. Kintz on March 25, 2021 arising from the repricing of such stock option from an exercise price of $4.68 per share to an exercise price of $2.48 per share on August 9, 2022, in the amount of $126,839 as computed in accordance with ASC Topic 718. Assumptions used in the calculation of this amount are described in the section “Enliven Management’s Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation” in the Company’s definitive proxy statement/prospectus filed with the SEC on January 23, 2023.

(6)	Amount represents 401(k) matching contributions.
(7)

The amounts disclosed represent the aggregate grant date fair value of the stock options awarded in 2021 subject to time-based vesting conditions, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions used in the calculation of this amount are described in the section titled “Enliven Management’s Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation” in the Company’s definitive proxy statement/prospectus filed with the SEC on January 23, 2023.

(8)

The amount disclosed represents the incremental increase in the fair value of the stock option to purchase 287,084 shares of Former Enliven common stock originally granted to Dr. Collins on June 17, 2021 arising from the repricing of such stock option from an exercise price of $4.68 per share to an exercise price of $2.48 per share on August 9, 2022, in the amount of $87,504 as computed in accordance with ASC Topic 718. Assumptions used in the calculation of this amount are described in the section titled “Enliven Management’s Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based

Compensation” in the Company’s definitive proxy statement/prospectus filed with the SEC on January 23, 2023.
(9)

The amount disclosed represents the incremental increase in the fair value of the stock option to purchase 262,120 shares of Former Enliven common stock originally granted to Mr. Hohl on August 2, 2021 arising from the repricing of such stock option from an exercise price of $4.68 per share to an exercise price of $2.48 per share on August 9, 2022, in the amount of $78,640 as computed in accordance with ASC Topic 718. Assumptions used in the calculation of this amount are described in the section titled “Enliven Management’s Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation” in the Company’s definitive proxy statement/prospectus filed with the SEC on January 23, 2023.

(10)	In connection with the Merger, Dr. Ballal resigned as President and Chief Executive Officer of the Company effective February 23, 2023.
(11)

The amounts disclosed reflect the aggregate fair value of the stock options awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 10 of the notes to the Company’s consolidated financial statements for the fiscal year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 10, 2023, and incorporated by reference herein, regarding assumptions underlying the valuation of equity awards.

(12)	Amount represents $9,000 from 401(k) matching contributions and $1,090 from premiums paid on behalf of Dr. Ballal for life insurance.
(13)	Amount represents $9,750 from 401(k) matching contributions and $1,090 from premiums paid on behalf of Dr. Ballal for life insurance.
(14)	In connection with the Merger, Mr. Gray resigned as Chief Financial Officer and Chief Operating Officer of the Company effective February 23, 2023.
(15)	Amount represents $12,600 from 401(k) matching contributions and $1,626 from premiums paid on behalf of Mr. Gray for life insurance.
(16)	Amount represents $13,000 from 401(k) matching contributions and $1,090 from premiums paid on behalf of Mr. Gray for life insurance.
(17)	Dr. Attie commenced employment with the Company on January 19, 2021 and ceased to be an employee of the Company, effective April 20, 2022.
(18)	Amount represents $327,600 in severance payout, $16,239 in vacation benefits payout and $901 from premiums paid on behalf of Dr. Attie for life insurance.
(19)	Amount represents compensation of $1,090 from premiums paid on behalf of Dr. Attie for life insurance.

Employment Arrangements with Our Named Executive Officers

Sam Kintz, M.B.A.

We have entered into a confirmatory employment letter with Mr. Kintz, our President and Chief Executive Officer. The confirmatory employment letter has no specific term and provides for at-will employment. Pursuant to the confirmatory offer letter, Mr. Kintz’s current annual base salary was increased to $550,000, and Mr. Kintz’s current annual target bonus is 50% of his annual base salary, each of which was approved by the board of directors in connection with the closing of the Merger in February 2023. As of December 31, 2022, Mr. Kintz’s annual base salary at Former Enliven was $400,000.

Mr. Kintz is eligible for severance and change in control benefits, as more fully described in “Potential Payments upon Termination or Change in Control.”

Benjamin Hohl

We have entered into a confirmatory employment letter with Mr. Hohl, our Chief Financial Officer. The confirmatory employment letter has no specific term and provides for at-will employment. Pursuant to the confirmatory offer letter, Mr. Hohl’s current annual base salary was increased to $410,000, and Mr. Hohl’s current annual target bonus is 40% of his annual base salary, each of which was approved by the board of directors in connection with the closing of the Merger in February 2023. As of December 31, 2022, Mr. Hohl’s annual base salary at Former Enliven was $350,000, and Mr. Hohl’s annual target bonus was 40% of his annual base salary.

Mr. Hohl is eligible for severance and change in control benefits, as more fully described in “Potential Payments upon Termination or Change in Control.”

Helen Collins, M.D.

We have entered into a confirmatory employment letter with Dr. Collins, our Chief Medical Officer. The confirmatory employment letter currently has no specific term and provides for at-will employment. Dr. Collins’ current annual base salary is $465,000, and Dr. Collins’ current annual target bonus is 40% of her annual base salary, each of which was approved by the board of directors in connection with the closing of the Merger in February 2023. As of December 31, 2022, Dr. Collin’s annual base salary at Former Enliven was $400,000, and Dr. Collin’s annual target bonus was 40% of her annual base salary.

Dr. Collins is eligible for severance and change in control benefits, as more fully described below in the section titled “Potential Payments upon Termination or Change in Control.”

Rahul D. Ballal, Ph.D.

We entered into a letter agreement with Dr. Ballal in connection with his initial hiring, which was subsequently amended to provide for certain severance payments and benefits, as well as full acceleration of vesting on all outstanding options and restricted stock units upon a termination of Dr. Ballal’s employment under certain circumstances (the “Ballal Letter Agreement”). Under the Ballal Letter Agreement, Dr. Ballal’s employment was at-will. In 2022, Dr. Ballal’s annual base salary was $550,000, and he was eligible to receive an annual discretionary bonus of up to 50% of his annual base salary.

On February 23, 2023, Dr. Ballal resigned as the Company’s President and Chief Executive Officer. In connection with such resignation, the Company entered into a separation agreement with Dr. Ballal. Pursuant to such separation agreement, the Company paid Dr. Ballal the gross amount of $1,225,500, representing (i) 18 months of salary at Dr. Ballal’s then-current base rate of pay (less $12,000 in accordance with the Ballal Letter Agreement) and (ii) 150% of Dr. Ballal’s then-current target bonus, in each case less lawful taxes, deductions and withholdings, in a lump sum. The Company will also reimburse Dr. Ballal’s premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) on a monthly basis until the earlier of (i) 18 months following February 23, 2023, or (ii) the date upon which Dr. Ballal commences full time employment (or employment that provides him with eligibility for healthcare benefits substantially comparable to those provided by the Company or its affiliates) with an entity other than the Company or its affiliate. Under his separation agreement, Dr. Ballal waived acceleration of vesting of any outstanding and unvested stock options, but his outstanding equity awards will otherwise continue to vest pursuant to their terms, subject to his continued service as a member of the Company’s board of directors.

On May 5, 2022, the Company entered into a retention agreement with Dr. Ballal, which was amended on September 6, 2022 (the “Ballal Retention Agreement”). Pursuant to the Ballal Retention Agreement, Dr. Ballal was eligible to receive cash retention payments totaling up to $275,000. Fifty percent of the cash retention payment was paid by the Company to Dr. Ballal shortly following the execution of an asset purchase agreement with Cardurion Pharmaceuticals, Inc. (“Cardurion”) on September 6, 2022, in accordance with the terms of the retention agreement. Dr. Ballal was paid the remaining fifty percent of the cash retention payment contemplated by the retention agreement shortly following closing of the asset sale of tovinontrine (IMR-687) and all other assets of the Company related to its PDE9 program on November 10, 2022. Pursuant to the Ballal Retention Agreement, since Dr. Ballal was employed by the Company on the date of the closing of the Merger, the exercise period for the outstanding stock options held by Dr. Ballal with an exercise price of less than $5.00 per share (prior to the Reverse Stock Split) was modified so that the date that each applicable option may be exercised was extended to the earlier of (a) eighteen months following his cessation of employment from the Company and (b) the final exercise date for each such applicable stock option. The applicable exercise period will be the later of 18 months following his cessation of employment from the Company or the exercise period that would otherwise apply following his termination of service as a director (but in either case not beyond the final exercise date for each such applicable stock option).

Michael P. Gray

We entered into a letter agreement with Mr. Gray in connection with his initial hiring, dated February 26, 2019, which was subsequently amended to provide for certain severance payments and benefits, as well as full acceleration of vesting on all outstanding options and restricted stock units upon a termination of Mr. Gray’s employment under certain circumstances (the “Gray Letter Agreement”). Under the Gray Letter Agreement, Mr. Gray’s employment was at-will. In 2022, Mr. Gray’s annual base salary was $480,700, and he was eligible to receive an annual discretionary bonus of up to 40% of his annual base salary.

On February 23, 2023, Mr. Gray resigned as the Company’s Chief Financial Officer and Chief Operating Officer. In connection with such resignation, the Company entered into a separation agreement with Mr. Gray. Pursuant to such separation agreement, the Company paid Mr. Gray the gross amount of $672,980, representing (i) 12 months of salary at Mr. Gray’s then-current base rate of pay and (ii) 100% of Mr. Gray’s then-current target bonus, in each case less lawful taxes, deductions and withholdings, in a lump sum. The Company will also reimburse Mr. Gray’s premiums under COBRA on a monthly basis until the earlier of (i) 18 months following February 23, 2023, or (ii) the date upon which Mr. Gray commences full time employment (or employment that provides him with eligibility for healthcare benefits substantially comparable to those provided by the Company or its affiliates) with an entity other than the Company or its affiliate.

The Company entered into a retention agreement with Mr. Gray on May 5, 2022, which agreement was amended on May 18, 2022, and on September 6, 2022 (the “Gray Retention Agreement”). Pursuant to the Gray Retention Agreement, Mr. Gray was eligible to receive cash retention payments totaling up to $109,756. Fifty percent of the cash retention payment was paid by the Company to Mr. Gray shortly following the execution of an asset purchase agreement with Cardurion on September 6, 2022, in accordance with the terms of the retention agreement. Mr. Gray was paid the remaining fifty percent of the cash retention payment contemplated by the retention agreement shortly following closing of the asset sale of tovinontrine (IMR-687) and all other assets of the Company related to its PDE9 program on November 10, 2022. Pursuant to the Gray Retention Agreement, since Mr. Gray was employed by the Company on the date of the closing of the Merger, the exercise period for the outstanding stock options held by Mr. Gray with an exercise price of less than $5.00 per share (prior to the Reverse Stock Split) was modified so that the date that each applicable option may be exercised was extended to the earlier of (a) eighteen months following his cessation of employment from the Company and (b) the final exercise date for each such applicable stock option. The applicable exercise period will be the later of 18 months following his cessation of employment from the Company or the exercise period that would otherwise apply following his termination of service as a director (but in either case not beyond the final exercise date for each such applicable stock option).

Kenneth Attie, M.D.

We entered into a letter agreement with Dr. Attie in connection with his initial hiring as the Company’s Chief Medical Officer, dated December 4, 2020, which was amended on November 5, 2021 (the “Attie Letter Agreement”). Under the Attie Letter Agreement, Dr. Attie’s employment was at-will. In 2022 and prior to his resignation of employment, Dr. Attie’s annual base salary was $436,800 and he was eligible to receive an annual discretionary bonus of up to 35% of his annualized base salary.

In connection with his resignation of employment, effective as of April 20, 2022, Dr. Attie was entitled to severance benefits according to the terms of the Attie Letter Agreement including (i) his annual base salary as of the date of termination for a period of nine months following the date of termination and (ii) reimbursement of COBRA premiums for a period of up to nine months following the date of termination, subject to his execution and nonrevocation of a release of claims in the Company’s favor and his continued compliance with certain restrictive covenants.

Repricing of Former Enliven Equity Awards

To further focus Former Enliven’s executive officers on Former Enliven’s long-term performance, Former Enliven granted equity compensation in the form of stock options. In the year ended December 31, 2021, the Former Enliven board of directors awarded options to purchase shares of Former Enliven common stock to each of Messrs. Kintz and Hohl and Dr. Collins. On March 25, 2021, Mr. Kintz was granted an option covering 404,363 shares at an exercise price of $4.68 per share. On June 17, 2021, Dr. Collins was granted an option covering 287,084 shares at an exercise price of $4.68 per share. On August 2, 2021, Mr. Hohl was granted an option covering 262,120 shares at an exercise price of $4.68 per share.

On August 9, 2022, the Former Enliven board of directors amended the exercise price of all outstanding and unexercised stock options with an exercise price per share greater than $2.48 to $2.48. No other terms or conditions of the option were changed in connection with the repricing.

Cash Bonuses

Historically, the Company’s named executive officers have been eligible to receive discretionary annual cash bonuses based on the Company’s evaluation of the named executive officer’s individual performance and contributions as well as the Company’s overall financial condition and performance. Bonus compensation is designed to hold executives accountable, reward the executives based on actual business results and help create a “pay for performance” culture. Please see the “Bonus” column in the Summary Compensation Table for the annual cash bonus amount earned by each named executive officer during the years ended December 31, 2021 and December 31, 2022.

Non-Equity Incentive Plan Compensation

2022 Bonus Plan

The Company provides cash incentive compensation to its named executive officers based on their meeting of one or more corporate performance objectives (the “2022 Bonus Plan”). The performance objectives that the named executive officers must meet change from year to year as market conditions evolve and different priorities are established, but the Company’s board of directors select challenging goals that are achievable only by strong performance.

All of the Company’s named executive officers, other than Dr. Ballal, participated in its 2022 Bonus Plan, which provided them with an opportunity to receive formula-based incentive amounts on an annual basis. These named executive officers’ target bonus opportunities under the 2022 Bonus Plan are expressed as a percentage of each named executive officer’s annual base salary. The target bonus opportunity for Mr. Kintz was 50% and for Dr. Collins and Mr. Hohl was 40% for 2022.

For 2022, the performance metrics for which achievement was measured to determine bonuses were as follows:

•	Clinical Development Goals

•	Pipeline Goals

•	Financing Goals

•	Strategy Goals

•	Organizational and Talent Goals

In January 2023, the Former Enliven board of directors determined that Former Enliven met or exceeded most of its goals. In light of its review of such accomplishments in fiscal year 2022, in January 2023, the Former Enliven board of directors determined to approve a bonus payout of 97.5% of target for each of our named executive officers, other than Dr. Ballal, under the 2022 Bonus Plan.

The amounts in the Summary Compensation Table under the column “Non-equity incentive plan compensation” are based on the named executive officer’s target bonus amount multiplied by the achievement percentage set by Former Enliven’s board of directors or compensation committee, as applicable, consistent with the determinations under the applicable year’s bonus plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2022, as measured on a post-Merger, post-Reverse Stock Split basis:

	Option awards (1)							Stock awards (2)
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)		Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Rahul D. Ballal, Ph.D.	65,999		—		12.60		10/18/2028
	75,302		5,020	(3)	19.68		5/15/2029
	17,212		7,824	(4)	19.68		5/15/2029
	14,585		18,752	(5)	52.20		1/27/2031
	—		32,850	(6)	5.52		1/27/2032
								32,850	(7)	537,426	(8)
Michael P. Gray	65,277	(9)	—		19.68		5/15/2029
	15,200	(9)	—		55.32		1/25/2031
	9,837	(9)	—		5.52		1/27/2032
								9,837	(10)	160,933	(8)
Sam Kintz, M.B.A.	344,551	(11)(12)	—		1.12		6/15/2030
	202,181	(11)(13)	202,181		2.48	(14)	3/24/2031
Helen Collins, M.D.	107,656	(11)(15)	179,427		2.48	(14)	6/17/2031
Benjamin Hohl	87,373	(11)(16)	174,747		2.48	(14)	8/2/2031

(1)	The share values and option exercise price reflect shares subject to such assumed awards as measured on a post-Merger, post-Reverse Stock Split basis.
(2)	The share values reflect shares subject to such assumed awards as measured on a post-Merger, post-Reverse Stock Split basis.
(3)

This option was granted on May 16, 2019, and the shares underlying the option vest and become exercisable over four years, with 25% of the shares having vested on the first anniversary of the date of grant and the remaining shares vesting in equal quarterly installments thereafter, subject to Dr. Ballal’s continuous service with the Company.

(4)

This option was granted on May 16, 2019, and 25% of the shares underlying the option vested on February 25, 2021, the first anniversary of the closing of the second tranche of the Company’s series B preferred stock financing, with the remaining shares vesting in quarterly installments for three years thereafter.

(5)

This option was granted on January 28, 2021, and the shares underlying the option vest and become exercisable over four years, with 25% of the shares having vested on the first anniversary of the date of grant and the remaining shares vesting in equal quarterly installments thereafter, subject to Dr. Ballal’s continuous service with the Company.

(6)

This option was granted on January 28, 2022, and the shares underlying the option vest and become exercisable over four years, with 25% of the shares vesting on the first anniversary of the date of grant and the remaining shares vesting in equal quarterly installments thereafter, subject to Dr. Ballal’s continuous service with the Company.

(7)

This restricted stock unit was granted on January 28, 2022, and the shares underlying the restricted stock unit vest and become exercisable over four years, with 25% of the shares vesting on the first anniversary of the date of grant and the remaining shares vesting in equal annual installments thereafter, subject to the applicable individual’s continuous service with the Company. Vesting of the shares subject to this restricted stock unit grant was accelerated pursuant to the terms of the Ballal Letter Agreement and a separation agreement between Dr. Ballal and the Company on February 23, 2023, in connection with the closing of the Merger.

(8)	Calculated based on the closing price of $16.36 of Company common stock on Nasdaq on December 30, 2022 (as adjusted on a Reverse Stock Split basis).
(9)

Vesting of the shares subject to this option was accelerated pursuant to the terms of the Gray Letter Agreement and a separation agreement between Mr. Gray and the Company on February 23, 2023, in connection with the closing of the Merger.

(10)

This restricted stock unit was granted on January 28, 2022, and the shares underlying the restricted stock unit vest and become exercisable over four years, with 25% of the shares vesting on the first anniversary of the date of grant and the remaining shares vesting in equal annual installments thereafter, subject to the applicable individual’s continuous service with the Company. Vesting of the shares subject to this restricted stock unit grant was accelerated pursuant to the terms of the Gray Letter Agreement and a separation agreement between Mr. Gray and the Company on February 23, 2023, in connection with the closing of the Merger.

(11)

This outstanding equity award was granted pursuant to the Former Enliven 2019 Equity Incentive Plan (the “Former Enliven 2019 Plan”). In connection with the Merger, each stock option granted under the Former Enliven 2019 Plan that was outstanding immediately prior to the effective time of the Merger was assumed by the Company and became an option to acquire, on the same terms and conditions as were applicable to such Former Enliven stock option immediately prior to the effective time of the Merger, a number of shares of Company common stock equal to the number of shares of Former Enliven common stock subject to the unexercised portion of the Former Enliven stock option immediately prior to the effective time of the Merger, multiplied by the exchange ratio (rounded down to the nearest whole share number), with an exercise price per share for the options equal to the exercise price per share of such Former Enliven stock option immediately prior to the effective time of the Merger divided by the exchange ratio (rounded up to the nearest whole cent). Such assumed options continue to be governed by the terms and conditions of the Former Enliven 2019 Plan. Upon the closing of the Merger, the Company assumed the Former Enliven 2019 Plan. The share values above reflect shares subject to such assumed awards as measured on a post-Merger, post-Reverse Stock Split basis.

(12)

The option is subject to an early exercise provision and is immediately exercisable. Shares subject to the option vest in 48 equal monthly installments beginning on May 3, 2020, subject to continued service to the Company.

(13)	The shares subject to the option vest in 48 equal monthly installments beginning on January 14, 2021, subject to continued service to the Company.
(14)

This stock option was originally granted with an exercise price of $4.68 per share. On August 9, 2022, the Former Enliven board of directors amended the exercise price of all outstanding and unexercised stock options with an exercise price per share greater than $2.48 to $2.48. No other terms or conditions of the option were changed in connection with the repricing.

(15)	25% of the shares subject to the option vested on June 17, 2022 and the remainder vest in 36 equal monthly installments thereafter, subject to continued service to the Company.
(16)	25% of the shares subject to the option vested on August 2, 2022, and the remainder vest in 36 equal monthly installments thereafter, subject to continued service to the Company.

Potential Payments upon Termination or Change in Control

The board of directors has approved and the Company’s executive officers and other key employees have entered into change in control and severance agreements, in connection with and effective as of the closing of the Merger on February 23, 2023.

Pursuant to the change in control and severance agreements, if, within the 3 month period prior to or the 12 month period following a “change in control” (as defined in the applicable agreement), the Company terminates the employment of the applicable executive without “cause ” (excluding death or disability) or such executive resigns for “good reason” (as defined in the applicable agreement) and within 60 days of such termination the executive executes and does not revoke a separation agreement and release of claims, such executive will be entitled to receive (i) a lump sum payment equal to the sum of 12 months (or 18 months with respect to Mr. Kintz) of such executive’s then current annual base salary and 100% (or 150% with respect to Mr. Kintz) of the executive’s annual target bonus, less applicable withholdings, (ii) payment of premiums to maintain group health insurance continuation benefits pursuant to COBRA for such executive and such executive’s respective eligible dependents for up to 12 months (or 18 months with respect to Mr. Kintz) and (iii) vesting acceleration as to 100% of the then-unvested shares subject to each of such executive’s then outstanding equity awards (and in the case of awards subject to performance-based vesting conditions, such performance-based vesting conditions will be deemed achieved at target, unless otherwise specified in the applicable award agreement governing such award).

Pursuant to the change in control and severance agreements, if, outside of the 3 month period prior to or the 12 month period following a “change in control” (as defined in the applicable agreement), the Company terminates the employment of the applicable executive without “cause” (excluding death or disability) or such executive resigns for “good reason” (as defined in the applicable agreement) and within 60 days of such termination the executive executes and does not revoke a separation agreement and release of claims, such executive will be entitled to receive (i) continuing payments of his or her then current annual base salary for a period of 9 months (or 12 months with respect to Mr. Kintz), and (ii) payment of premiums to maintain group health insurance continuation benefits pursuant to COBRA for such executive and such executive’s respective eligible dependents for up to 9 months (or up to 12 months with respect to Mr. Kintz).

Pursuant to the change in control and severance agreements, in the event any payment to the applicable executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended (the “Code”) (as a result of a payment being classified as a parachute payment under Section 280G of the Code), such executive will receive such payment as would entitle such executive to receive the greatest after-tax benefit, even if it means that the Company pays such executive a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

For the avoidance of doubt, neither Dr. Ballal nor Mr. Gray entered into a change in control and severance agreement with the Company, but received or will receive certain severance benefits pursuant to the applicable separation agreement, as described above in the section titled “Employment Arrangements with Our Named Executive Officers.”

Equity Compensation Plan Information

The following table contains information about the Company’s equity compensation plans as of December 31, 2022, as measured on a post-Merger, post-Reverse Stock Split basis:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by the Company’s security holders
The Company’s 2016 Stock Incentive Plan	243,787	$18.08	—
The Company’s 2020 Plan (1)	259,488	$40.72	656,986
The Company’s 2020 ESPP (2)	—	—	109,634
The Company’s 2019 Equity Incentive Plan (3)	3,155,995	$2.12	906,265
Equity compensation plans not approved by the Company’s security holders	—	—	—

Total	3,659,270	$5.92	1,672,885

(1)

The Company’s 2020 Equity Incentive Plan (the “2020 Plan”) has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2020 Plan to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2021 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2030, equal to the lesser of (i) 4% of the outstanding shares on such date or (ii) an amount determined by the Company’s board of directors. On January 1, 2022, 262,872 additional shares were reserved for future issuance under the 2020 Plan pursuant to this provision. The Company’s board of directors did not increase the number of shares available for issuance under the 2020 Plan pursuant to the evergreen provision on January 1, 2023. At the special meeting of the Company’s stockholders held on February 22, 2023 (the “Special Meeting”), the Company’s stockholders approved the Company’s Amended and Restated 2020 Equity Incentive Plan (the “Amended and Restated 2020 Plan”). The Amended and Restated 2020 Plan is intended to best position the Company to implement effective, market-competitive equity compensation awards following the Merger. The Company’s stockholders approved the Amended and Restated 2020 Plan to (i) subject to adjustment in the event of stock splits, stock dividends, or similar changes in capitalization, increase the number of shares of Company common stock reserved for issuance under the plan to 4,275,000 shares, (ii) provide for an annual increase, to be added on the first day of each fiscal year during the term of the plan, beginning with the fiscal year commencing on January 1, 2024, of 4.5% of the number of shares of Company common stock outstanding on the first day of such fiscal year or a lesser number of shares determined by the Company’s board of directors, (iii) provide that up to 4,275,000 shares of Company common stock may be granted as “incentive stock options” under the Amended and Restated 2020 Plan, (iv) extend the term of the plan to the tenth anniversary of the closing date of the Merger and (v) revise certain provisions of the plan relating to the board of directors’ ability to delegate authority to make awards under the plan.

(2)	The Company’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”) has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2020 ESPP to be added on the first day of each fiscal year, commencing on January 1, 2021 and ending on January 1, 2031, equal to the least of (i) 96,608 shares of common stock, (ii) 1% of the outstanding shares on such date and (iii) an amount determined by the Company’s board of directors. On January 1, 2022, 65,718 additional shares were reserved for issuance under the 2020 ESPP pursuant to this provision. The Company’s board of directors did not increase the number of shares available for issuance under the 2020 ESPP pursuant to the evergreen provision on January 1, 2023. At the Special Meeting of the Company’s stockholders held on February 22, 2023, the Company’s stockholders approved an amendment to the 2020 ESPP to increase the number of shares of common stock reserved for issuance under the 2020 ESPP to 407,133 shares plus an annual increase to be added on the first day of each fiscal year, commencing on January 1, 2024 and ending on January 1, 2043, equal to the least of (i) 407,133 shares of common stock, (ii) 1% of the outstanding shares on such date and (iii) an amount determined by the Company’s board of directors.
(3)

In connection with the Merger, we assumed options outstanding under the Former Enliven 2019 Plan. Upon the closing of the Merger, those options were assumed and became exercisable for shares of our common stock pursuant to an exchange ratio. The share values and weighted average exercise price above reflect shares subject to such assumed awards as measured on a post-Merger, post-Reverse Stock Split basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 1, 2023 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of the named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.

We have based our calculation of the percentage of beneficial ownership on 41,011,501 shares of our common stock outstanding as of March 1, 2023. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 1, 2023 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Enliven Therapeutics, Inc., 6200 Lookout Road, Boulder, Colorado 80301.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
5% stockholders:
Entities affiliated with OrbiMed Advisors LLC(1)	8,996,214	21.9
Entities affiliated with 5AM Ventures(2)	5,798,475	14.1
Entities affiliated with Citadel Advisors LLC(3)	2,301,281	5.6
Entities affiliated with Venrock Healthcare Capital Partners(4)	2,214,142	5.4
RA Capital Healthcare Fund, L.P.(5)	2,122,465	5.2
Named Executive Officers and Directors
Sam Kintz, M.B.A.(6)	1,758,876	4.2
Helen Collins, M.D.(7)	131,580	*
Benjamin Hohl(7)	109,216	*
Rahul D. Ballal, Ph.D.(8)	316,336	*
Jake Bauer(9)	94,805	*
Mika Derynck, M.D.(7)	37,936	*
Rishi Gupta, J.D.(10)	8,997,745	21.9
Richard Heyman, Ph.D.(11)	227,198	*
Joseph P. Lyssikatos, Ph.D.(12)	1,427,089	3.5
Andrew Phillips, Ph.D. (7)	1,531	*
Andrew Schwab(13)	5,800,006	14.1
All current executive officers and directors as a group (12 persons)(14)	19,374,812	45.8

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of Enliven’s common stock.

(1)

Based solely on a Schedule 13D filed with the SEC on February 28, 2023 jointly on behalf of OrbiMed Advisors LLC (“OrbiMed Advisors”), OrbiMed Capital GP VII LLC (“OrbiMed GP”), OrbiMed Genesis GP LLC (“OrbiMed Genesis”), and OrbiMed Capital LLC (“OrbiMed Capital”). Consists of (i) 8,661,225 shares held of record by OrbiMed Private Investments VII, LP (“OPI VII”); (ii) 288,114 shares held of record by OrbiMed Genesis Master Fund, L.P. (“Genesis”); and (iii) 46,875 shares held of record by The Biotech Growth Trust PLC (“BIOG”). OrbiMed GP is the general partner of OPI VII and OrbiMed Genesis is the general partner of Genesis. OrbiMed Advisors is the managing member of OrbiMed GP and OrbiMed Genesis. OrbiMed Capital is the portfolio manager to BIOG. OrbiMed GP has the power to vote and otherwise dispose of securities held by OPI VII and may be considered to hold indirectly the shares held of record by OPI VII. OrbiMed Genesis has the power to vote and otherwise dispose of securities held by Genesis and may be considered to hold indirectly the shares held of record by Genesis. OrbiMed Advisors and OrbiMed GP have discretionary investment management authority with respect to the assets of OPI VII, and OrbiMed Advisors and OrbiMed Genesis have discretionary investment management authority with respect to the assets of Genesis. OrbiMed Advisors may also be considered to hold indirectly the shares held of record by OPI VII and Genesis. OrbiMed Capital, as the portfolio manager to BIOG, may also be considered to hold indirectly the shares held of record by BIOG. Rishi Gupta, an employee of OrbiMed Advisors, is a member of our board of directors. The principal business address of each of the entities and individuals identified in this footnote is: 601 Lexington Avenue, 54th floor, New York, New York 10022.

(2)

Based solely on a Schedule 13D filed with the SEC on March 6, 2023 jointly on behalf of 5AM Ventures VI, L.P. (“Ventures VI”), 5AM Partners VI, LLC (“Partners VI”), 5AM Opportunities I, L.P. (“Opportunities”), 5AM Opportunities I (GP), LLC (“Opportunities GP”), Andrew J. Schwab, a member of our board of directors, and Kush Parmar. Consists of (i) 4,838,092 shares held of record by Ventures VI and (ii) 960,383 shares held of record by Opportunities. Partners VI serves as the sole general partner of Ventures VI and Opportunities GP serves as the sole general partner of Opportunities. As managing members of each of Partners VI and Opportunities GP, Mr. Schwab and Dr. Parmar share voting and dispositive power over the shares held by each of Ventures VI and Opportunities. The principal business address of each of the entities and individuals identified in this footnote is: 501 Second Street, Suite 350, San Francisco, California 94107.

(3)

Based solely on a Schedule 13G filed with the SEC on March 6, 2023 jointly on behalf of Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings LP (“CAH”), Citadel GP LLC (“CGP”), Citadel Securities LLC (“Citadel Securities”), Citadel Securities Group LP (“CALC4”), Citadel Securities GP LLC (“CSGP”) and Kenneth Griffin. Consists of shares owned directly by Citadel Multi-Strategy Equities Master Fund Ltd. (“CM”), Citadel CEMF Investments Ltd. (“CCIL”), Citadel Securities, and CRBU Holdings LLC (“CRBH”). Citadel Advisors is the portfolio manager for CM and CCIL. CAH is the sole member of Citadel Advisors. CGP is the general partner of CAH. CALC4 is the non-member manager of Citadel Securities and CRBH. CSGP is the general partner of CALC4. Mr. Griffin is the President and Chief Executive Officer of CGP and owns a controlling interest in CGP and CSGP. The principal business address of each of the entities and individuals identified in this footnote is: Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131.

(4)

Based solely on a Schedule 13G filed with the SEC on March 13, 2023 jointly on behalf of Venrock Healthcare Capital Partners III, L.P. (“Partners III”), VHCP Co-Investment Holdings III, LLC (“Holdings III”), Venrock Healthcare Capital Partners EG, L.P. (“Partners EG”), VHCP Management III, LLC (“Management III”), VHCP Management EG, LLC (“Management EG”), Nimish Shah, and Bong Koh. Consists of (i) 582,098 shares held by Partners III; (ii) 58,230 shares held by Holdings III; and (iii) 1,573,814 shares held by Partners EG. Management III is the general partner of Partners III and the manager of Holdings III. Management EG is the general partner of Partners EG. Messrs. Mr. Shah and Mr. Koh are the voting members of Management III and Management EG. The principal business addresses of each of the entities and individuals identified in this footnote are: 7 Bryant Park, 23rd Floor, New York, New York 10018 and 3340 Hillview Avenue, Palo Alto, California 94304.

(5)

Based solely on a Schedule 13G/A filed with the SEC on February 27, 2023 jointly on behalf of RA Capital Management, L.P. (“RA Capital”), RA Capital Healthcare Fund, L.P. (the “Fund”), Peter Kolchinsky, and Rajeev Shah. The general partner of RA Capital is RA Capital Management GP, LLC, of which

Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner of any shares held by the Fund. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners of the shares beneficially owned by RA Capital. The principal business address of each of the entities and individuals identified in this footnote is: c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.
(6)

Consists of (i) 1,087,525 shares held of record by The Kintz & Egan Trust dated March 30, 2019 for which Mr. Kintz serves as trustee; (ii) 88,531 shares held of record by an irrevocable trust dated October 26, 2021 for the benefit of Mr. Kintz’s elder son and for which Mr. Kintz serves as an investment advisor; (iii) 88,531 shares held of record by an irrevocable trust dated October 26, 2021 for the benefit of Mr. Kintz’s younger son and for which Mr. Kintz serves as an investment advisor; and (iv) 494,289 shares subject to options exercisable within 60 days of March 1, 2023.

(7)	Consists solely of shares subject to options exercisable within 60 days of March 1, 2023.
(8)	Consists of (i) 120,696 shares held of record by Dr. Ballal and (ii) 195,640 shares subject to options exercisable within 60 days of March 1, 2023.
(9)

Consists of (i) 87,372 shares held of record by Mr. Bauer, of which 45,729 may be repurchased by us at the original exercise price and (ii) 7,433 shares subject to options exercisable within 60 days of March 1, 2023.

(10)

Consists of (i) the shares disclosed in footnote (1) above that are held of record by entities affiliated with OrbiMed Advisors and (ii) 1,531 shares subject to options exercisable within 60 days of March 1, 2023.

(11)

Consists of (i) 149,820 shares held of record by Dr. Heyman, of which 54,304 may be repurchased by us at the original purchase price; (ii) 37,407 shares held of record by the Richard A. Heyman and Anne E. Daigle Trust, dated November 1, 2016 for which Dr. Heyman serves as trustee, of which 6,234 may be repurchased by us at the original purchase price; (iii) 31,172 shares held of record by RAHD Capital LLC for which Dr. Heyman serves as a managing member; and (iv) 8,799 shares subject to options exercisable within 60 days of March 1, 2023.

(12)

Consists of (i) 1,117,035 shares held of record by The Lyssikatos Revocable Trust for which Dr. Lyssikatos serves as trustee and (ii) 310,054 shares subject to options exercisable within 60 days of March 1, 2023.

(13)

Consists of (i) the shares disclosed in footnote (2) above that are held of record by entities affiliated with 5AM Ventures and (ii) 1,531 shares subject to options exercisable within 60 days of March 1, 2023.

(14)	Consists of 19,374,812 shares beneficially owned by our executive officers and directors including 1,341,285 shares subject to options exercisable within 60 days of March 1, 2023.

RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Since January 1, 2021, we have engaged in the following transactions in which the amounts involved exceeded $120,000 and any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Lundbeck Exclusive License Agreement

In April 2016, we entered into an exclusive license agreement with H. Lundbeck A/S (“Lundbeck”) pursuant to which Lundbeck granted us a worldwide license under certain patent rights and certain know-how owned or otherwise controlled by Lundbeck within the field of prevention, treatment or diagnosis of hemoglobinopathy disorders and/or diseases or disorders, including those directly or indirectly related to hemoglobinopathies. As partial consideration for the licenses granted under the agreement, we issued 41,880 shares of our common stock to Lundbeck in April 2016. We issued 31,750 shares of our common stock to Lundbeck in December 2016 and 37,186 shares of our common stock in August 2017 as a result of antidilution provisions contained in the exclusive license agreement triggered by subsequent closings of our series A preferred stock, described below. In addition, pursuant to this exclusive license agreement, we have made cash payments to Lundbeck of $1.8 million to date consisting of an upfront payment and ongoing milestone payments. In connection with our previously disclosed asset sale with Cardurion which closed on November 10, 2022, our license agreement with Lundbeck was assigned to Cardurion. Mette Kirstine Agger, who was a member of our board of directors until June 29, 2021, is the Managing Partner of Lundbeckfond Invest A/S, the majority stockholder of Lundbeck. Lundbeckfond Invest A/S owned more than 5% of our capital stock prior to closing of the Merger.

Follow On Offering

In July 2021, we closed a follow-on public offering, pursuant to which we issued and sold approximately $50.0 million in shares of our common stock. The following table sets forth the aggregate number of shares of our common stock that we issued and sold to our directors and 5% stockholders and their affiliates prior to the Merger and the aggregate purchase price for such shares. Such purchases were made through the underwriters at the public offering price of $24.00 per share.

Purchaser(1)	Shares of Common Stock	Aggregate Purchase Price
OrbiMed Private Investments VII, LP(2)	416,666	$9,999,996
Arix Bioscience Holdings Limited(3)	333,333	7,999,998

(1)	See “Security Ownership of Certain Beneficial Owners and Management” for additional information about shares held by certain of these entities.
(2)	David Bonita, M.D., a member of the Company’s board of directors until February 23, 2023, is a General Partner of OrbiMed Advisors.
(3)	Mark Chin, a member of the Company’s board of directors until February 23, 2023, is a Managing Director at Arix Bioscience.

Registration Rights

We are a party to an investors’ rights agreement with certain holders of our common stock, including our 5% stockholders prior to the Merger and their affiliates and entities affiliated with some of our directors or former directors. This investors’ rights agreement provides these stockholders the right, subject to certain conditions, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.

Director and Executive Officer Compensation

Please see the section titled “Executive Compensation” for information regarding the compensation of our and Former Enliven’s directors and executive officers.

Indemnification Agreements

In connection with the Merger, we entered into indemnification agreements with each of our directors, executive officers, and certain key consultants on February 23, 2023. Our indemnification agreement with Dr. Ballal replaced and superseded the Company’s previous indemnification agreement with him. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or other proceedings arising from each individual’s service to the Company to the fullest extent not prohibited by law.

Related Party Transaction Policy

Our audit committee has the primary responsibility for reviewing, approving and monitoring “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of our audit committee provides that our audit committee shall review and approve in advance or ratify any related party transaction.

In February 2023, in connection with the closing of the Merger, our board of directors adopted an updated formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our audit committee to replace our prior applicable policy. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, whether there are business reasons for the Company to enter into the transaction, whether the transaction would impair the independence of an outside director, including the ability of any director to serve on the compensation committee and whether the transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or related person, the direct or indirect nature of the director’s, executive officer’s or related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the audit committee deems relevant.

Former Enliven Transactions

Common Stock Purchase Agreement

In connection with the execution and delivery of the Merger Agreement, certain investors entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) with Former Enliven on October 13, 2022, pursuant to which such investors purchased from Former Enliven shares of Former Enliven’s common stock for a per share purchase price of $13.0156 (on a post-Merger, post-Reverse Stock Split basis, representing an aggregate commitment of approximately $164.5 million) in the Former Enliven Pre-Closing Financing, immediately prior to the closing of the Merger. The shares of Former Enliven’s common stock that were issued in the Former Enliven Pre-Closing Financing were converted into shares of the Company’s common stock in the Merger. The following table summarizes the shares of Former Enliven’s common stock that members of Enliven’s board of directors (who were members of Former Enliven’s board of directors prior to the closing of the Merger on February 23, 2023) or their affiliates and holders of more than 5% of Former Enliven’s outstanding capital stock purchased under the Common Stock Purchase Agreement, on a post-Merger, post-Reverse Stock Split basis.

Name of Investor	Shares of Common Stock	Total Common Stock Purchase Price ($)
Entities affiliated with OrbiMed(1)	1,152,459	14,999,999
Entities affiliated with 5AM Ventures VI, L.P.(2)	576,229	7,500,001
Roche Finance Ltd	192,076	2,500,001
Cormorant Global Healthcare Master Fund, LP(3)	768,307	9,999,999
Citadel CEMF Investments Ltd.	960,383	12,500,001

(1)

Consists of (i) 1,037,214 shares of Former Enliven’s common stock purchased by OrbiMed Private Investments VII, LP (“OPI VII”) and (ii) 115,245 shares of Former Enliven’s common stock purchased by OrbiMed Genesis Master Fund, L.P. (“Genesis”). OrbiMed Capital GP VII LLC (“GP VII”) is the general partner of OPI VII and OrbiMed Genesis GP LLC (“Genesis GP”) is the general partner of Genesis. OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of GP VII and Genesis GP. By virtue of such relationships, GP VII and OrbiMed Advisors may be deemed to have voting and investment power with respect to the shares held by OPI VII and Genesis GP and OrbiMed Advisors may be deemed to have voting and investment power with respect to the shares held by Genesis. OrbiMed Advisors exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild. Mr. Gupta, an employee of OrbiMed Advisors, is a member of Enliven’s board of directors and was a member of Former Enliven’s board of directors prior to the closing of the Merger on February 23, 2023. Each of Dr. Gordon and Messrs. Borho, Neild, and Gupta disclaim beneficial ownership of the shares held by OPI VII and Genesis. The address for these entities is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th floor, New York, New York 10022.

(2)

Consists of (i) 384,153 shares of Former Enliven’s common stock purchased by 5AM Ventures VI, L.P. and (ii) 192,076 shares of Former Enliven’s common stock purchased by 5AM Opportunities I, L.P. Mr. Schwab, who is a member of Enliven’s board of directors and was a member of Former Enliven’s board of directors prior to the closing of the Merger on February 23, 2023, is a managing member of 5AM Partners VI, LLC. 5AM Partners VI, LLC is the general partner of 5AM Ventures VI, L.P.

(3)

Dr. Phillips, who is a member of Enliven’s board of directors and was a member of Former Enliven’s board of directors prior to the closing of the Merger on February 23, 2023, is the designated director of Cormorant Asset Management, LP. Cormorant Asset Management, LP serves as the investment manager of Cormorant Global Healthcare Master Fund, LP.

Investors’ Rights Agreement

In December 2020, Former Enliven entered into an amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”), with certain holders of its preferred stock and common stock, including certain holders of 5% of its capital stock, and including certain members of, and affiliates of, its directors and certain of its executive officers. The Investors’ Rights Agreement provides the holders of Former Enliven’s convertible preferred stock with certain registration rights, including the right to demand that Former Enliven files a registration statement or request that their shares be covered by a registration statement that Former

Enliven is otherwise filing. The Investors’ Rights Agreement also provides certain major stockholders with information rights and a right of first refusal with regard to certain issuances of Former Enliven’s capital stock. The Investors’ Rights Agreement terminated upon the closing of the Merger.

Voting Agreement

In December 2020, Former Enliven entered into an amended and restated voting agreement (the “Voting Agreement”) with certain holders of its preferred stock and common stock, including certain holders of 5% of its capital stock, and including certain members of, and affiliates of, its directors and certain of its executive officers. Pursuant to the Voting Agreement, certain holders of its preferred stock and common stock have agreed to vote their shares in favor of the election of certain directors and specified transactions approved by the requisite majority of the shares of its voting capital stock held by investors party thereto. The Voting Agreement terminated upon the closing of the Merger.

Right of First Refusal and Co-Sale Agreement

In December 2020, Former Enliven entered into an amended and restated right of first refusal and co-sale agreement (the “Co-Sale Agreement”), with certain holders of its preferred stock and common stock, including certain holders of 5% of its capital stock, and including certain members of, and affiliates of, its directors and certain of its executive officers. Pursuant to the Co-Sale Agreement, Former Enliven had a right of first refusal in respect of certain sales of securities by certain holders of its capital stock. To the extent Former Enliven does not exercise such right in full, certain holders of its preferred stock were granted certain rights of first refusal and co-sale in respect of such sales. The Co-Sale Agreement terminated upon the closing of the Merger.

Equity Grants to Executive Officers and Directors

Enliven has granted stock options to its executive officers and certain directors, as more fully described in the sections titled “Executive Compensation” and “Board of Directors and Corporate Governance—Director Compensation”.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2022 and through the date of this filing, all Section 16(a) filing requirements were satisfied on a timely basis, except, due to an error, we were late in filing one Form 4 for each of our non-employee directors, Richard Heyman, Andrew Schwab, Mika Derynck, Rishi Gupta, Rahul D. Ballal, Jake Bauer and Andrew Phillips, to report the stock options granted to each non-employee director under the Director Compensation Policy in connection with the closing of the Merger on February 23, 2023, that were reported on a Form 4 for each director on April 6, 2023.

Fiscal Year 2022 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2022 are included in our Annual Report on Form 10-K filed with the SEC on February 10, 2023 (File No. 001-39247). This proxy statement and our Annual Report are posted in the SEC Filings section of our Investor Relations webpage at https://ir.enliventherapeutics.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Enliven Therapeutics, Inc., Attention: Investor Relations, 6200 Lookout Road, Boulder, Colorado 80301.

Company Website

We maintain a website at https://www.enliventherapeutics.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

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The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Boulder, Colorado

April 28, 2023

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/ELVN Cast your vote online up until 11:59 p.m. Eastern Time P.O. BOX 8016, CARY, NC 27512-9903 on June 22, 2023 Have your proxy card ready During the meeting: Go to www.proxydocs.com/ELVN and have your proxy card ready PHONE Call 1-866-305-2950 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 22, 2023 Have your proxy card ready Follow the simple recorded instructions MAIL Mark, sign and date your proxy card Fold and return your proxy card in the postage-paid envelope provided Enliven Therapeutics, Inc. Annual Meeting of Stockholders For stockholders of record as of April 25, 2023 TIME: Friday, June 23, 2023 9:30 a.m. Mountain Time PLACE: Annual Meeting to be held virtually via the Internet—please visit www.proxydocs.com/ELVN for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Samuel Kintz, the Company’s President and Chief Executive Officer, and Benjamin Hohl, the Company’s Chief Financial Officer (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Enliven Therapeutics, Inc. which the undersigned is entitled to vote at the 2023 Annual Meeting of Stockholders to be held on June 23, 2023 at 9:30 a.m. Mountain Time and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Enliven Therapeutics, Inc. Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR the election of the two Class III directors and FOR Proposal 2 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of two Class III directors: FOR WITHHOLD 1.01 Richard Heyman, Ph.D. FOR 1.02 Samuel Kintz, M.B.A. FOR FOR AGAINST ABSTAIN 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public FOR accounting firm for fiscal year ending December 31, 2023. Note: In their discretion, the Named Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. If no direction is made, this proxy will be voted “FOR” on Proposal 1 and “FOR” Proposal 2. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. Signature (and Title, if applicable) Date Signature (if held jointly) Date